EXHIBIT (o)

                              Financial Statements
                                   Ameritas Life Insurance corp.
                                   AMAL Corporation and Subsidiaries

                          AMERITAS LIFE INSURANCE CORP.
                    STATUTORY FINANCIAL STATEMENTS AS OF AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                        AND INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Ameritas Life Insurance Corp.
Lincoln, Nebraska

We have audited the accompanying statutory statements of admitted assets, liabilities and surplus of Ameritas Life Insurance Corp. (the Company), a wholly owned subsidiary of Ameritas Holding Company, as of December 31, 2005 and 2004, and the related statutory statements of operations, changes in surplus, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described more fully in Note 1 to the financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of Nebraska, which practices differ from accounting principles generally accepted in the United States of America. The effects on the financial statements of the variances between the statutory basis of accounting and accounting principles generally accepted in the United States of America are described in Note 18.

In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States of America, the financial position of Ameritas Life Insurance Corp. as of December 31, 2005 and 2004, or the results of its operations or its cash flows for the years then ended.

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and surplus of Ameritas Life Insurance Corp. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, on the basis of accounting described in Note 1.

/s/ Deloitte & Touche LLP

Lincoln, Nebraska
March 2, 2006

                                           AMERITAS LIFE INSURANCE CORP.
                                     STATUTORY STATEMENTS OF ADMITTED ASSETS,
                                              LIABILITIES AND SURPLUS
                                                  (in thousands)

                                                                                           December 31
                                                                              --------------------------------------
                               ADMITTED ASSETS                                      2005                2004
                                                                              ------------------ -------------------
    Bonds                                                                      $     1,167,300    $     1,194,109
    Preferred stocks   - unaffiliated                                                    5,690              5,855
                       - affiliated                                                     22,500             25,000
    Common stocks      - unaffiliated                                                  178,043            119,504
                       - affiliated                                                    168,528             95,317
    Mortgage loans                                                                     317,531            320,169
    Real estate  - properties occupied by the company                                   29,444             25,588
                 - properties held for the production of income                         38,479             32,165
                 - properties held for sale                                                  -              4,160
    Cash and cash equivalents                                                           20,579             10,827
    Short-term investments    - unaffiliated                                            11,170             31,013
                              - affiliated                                               8,600              5,241
    Loans on insurance contracts                                                        60,082             57,874
    Partnerships and limited liability companies - real estate                          28,988             45,841
    Partnerships  - joint ventures                                                      55,542             49,861
    Other investments                                                                      752              1,692
                                                                              ------------------ -------------------

                  Total Cash and Invested Assets                                     2,113,228          2,024,216
                                                                              ------------------ -------------------

    Accrued investment income                                                           18,246             19,218
    Deferred and uncollected premiums                                                   27,507             24,008
    Current federal income taxes receivable - affiliates                                 5,858              1,548
    Deferred tax asset                                                                  11,171              6,016
    Accounts receivable - affiliates                                                     7,292              8,776
    Data processing and other admitted assets                                            5,872              5,589
    Separate accounts                                                                  886,986            749,317
                                                                              ------------------ -------------------

                      Total Admitted Assets                                    $     3,076,160    $     2,838,688
                                                                              ================== ===================




The accompanying notes are an integral part of these statutory financial statements.


                                       2




                                           AMERITAS LIFE INSURANCE CORP.
                                     STATUTORY STATEMENTS OF ADMITTED ASSETS,
                                             LIABILITIES AND SURPLUS
                                         (in thousands, except share data)

                                                                                           December 31
                                                                              --------------------------------------
                           LIABILITIES AND SURPLUS                                  2005                2004
                                                                              ------------------ -------------------

Policy reserves                                                                $       763,506    $       766,191
Deposit-type funds                                                                     497,207            465,661
Reserves for unpaid claims                                                              32,264             30,645
Dividends payable to policyowners                                                       10,479             10,534
Interest maintenance reserve                                                             2,736              1,508
Asset valuation reserve                                                                 68,064             51,428
Accounts payable - affiliates                                                               49                762
Other liabilities                                                                       57,238             58,866
Separate accounts                                                                      886,986            749,317
                                                                              ------------------ -------------------

                  Total Liabilities                                                  2,318,529          2,134,912
                                                                              ------------------ -------------------

Common stock, par value $0.10 per share; 25,000,000 shares authorized, issued
  and outstanding                                                                        2,500              2,500
Additional paid-in capital                                                               5,000              5,000
Unassigned surplus                                                                     750,131            696,276
                                                                              ------------------ -------------------

                  Total Surplus                                                        757,631            703,776
                                                                              ------------------ -------------------
                      Total Liabilities and Surplus                            $     3,076,160    $     2,838,688
                                                                              ================== ===================






The accompanying notes are an integral part of these statutory financial statements.


                                       3



                                           AMERITAS LIFE INSURANCE CORP.
                                        STATUTORY STATEMENTS OF OPERATIONS
                                                  (in thousands)

                                                                                     Years Ended December 31
                                                                              --------------------------------------
                                                                                    2005                2004
                                                                              ------------------ -------------------
INCOME
Premium income                                                                 $       521,276    $       497,232
Net investment income                                                                  116,812            110,182
Miscellaneous income                                                                    30,605             31,175
                                                                              ------------------ -------------------
                  Total income                                                         668,693            638,589
                                                                              ------------------ -------------------


EXPENSES
Benefits to policyowners                                                               397,303            372,412
Change in policy reserves                                                               31,535             38,218
Commissions                                                                             49,318             48,853
General insurance expenses                                                             112,494             91,134
Taxes, licenses and fees                                                                12,187             11,388
                                                                              ------------------ -------------------
                  Total expenses                                                       602,837            562,005
                                                                              ------------------ -------------------

Income before dividends, federal income taxes, and
   realized capital gains                                                               65,856             76,584

Dividends appropriated for policyowners                                                 10,479             10,870
                                                                              ------------------ -------------------
Income before federal income taxes and
   realized capital gains                                                               55,377             65,714

Federal income tax expense                                                              15,505             15,611
                                                                              ------------------ -------------------
Income from operations before realized capital gains                                    39,872             50,103

Realized capital gains on investments, net of tax expense of
   $6,077 and $1,968 and transfers to the interest maintenance
   reserve of $1,300 and $346 in 2005 and 2004, respectively                            12,818              6,515
                                                                              ------------------ -------------------

Net income                                                                     $        52,690    $        56,618
                                                                              ================== ===================






The accompanying notes are an integral part of these statutory financial statements.

                          AMERITAS LIFE INSURANCE CORP.
                   STATUTORY STATEMENTS OF CHANGES IN SURPLUS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                                 (in thousands)

                                                                                     Additional
                                                                 Common Stock         Paid-in        Unassigned        Total
                                                            Shares       Amount       Capital         Surplus         Surplus
                                                         ----------- ------------- --------------  -------------- ----------------
BALANCE, January 1, 2004                                    25,000     $  2,500      $    5,000      $  630,935     $    638,435

     Net income                                                  -            -               -          56,618           56,618
     Change in net unrealized gains on investments,
        net of taxes                                             -            -               -          13,833           13,833
     Change in net deferred income taxes                         -            -               -          (1,841)          (1,841)
     Change in non-admitted assets                               -            -               -           4,680            4,680
     Change in asset valuation reserve                           -            -               -          (7,949)          (7,949)
                                                         ----------- ------------- --------------  -------------- ----------------

BALANCE, December 31, 2004                                  25,000     $  2,500      $    5,000      $  696,276     $    703,776

     Net income                                                  -            -               -          52,690           52,690
     Change in net unrealized gains on investments,
        net of taxes                                             -            -               -          24,696           24,696
     Change in net deferred income taxes                         -            -               -          (1,437)          (1,437)
     Change in non-admitted assets                               -            -               -          (4,491)          (4,491)
     Cumulative effect of change in accounting principle
        (Note 1)                                                 -            -               -            (831)            (831)
     Change in asset valuation reserve                           -            -               -         (16,772)         (16,772)
                                                         ----------- ------------- --------------  -------------- ----------------

BALANCE, December 31, 2005                                  25,000     $  2,500      $    5,000      $  750,131     $    757,631
                                                         =========== ============= ==============  ============== ================



The accompanying notes are an integral part of these statutory financial statements.

                                           AMERITAS LIFE INSURANCE CORP.
                                        STATUTORY STATEMENTS OF CASH FLOWS
                                                   (in thousands)

                                                                                     Years Ended December 31
                                                                              --------------------------------------
                                                                                    2005                2004
                                                                              ------------------ -------------------
 OPERATING ACTIVITIES
 Premium collected net of reinsurance                                          $       517,385    $       500,396
 Net investment income received                                                        120,507            111,634
 Miscellaneous income                                                                   41,344             42,779
 Benefits paid to policyowners                                                        (370,721)          (354,703)
 Net transfers to separate accounts                                                    (86,496)           (65,853)
 Commissions, expenses and taxes paid                                                 (186,839)          (162,853)
 Dividends paid to policyowners                                                        (10,532)           (10,742)
 Federal income taxes paid                                                             (25,892)           (22,528)
                                                                              ------------------ -------------------

      Net cash from operating activities                                                (1,244)            38,130
                                                                              ------------------ -------------------

 INVESTING ACTIVITIES
 Proceeds from investments sold, matured or repaid                                     363,461            281,850
 Cost of investments acquired                                                         (428,794)          (377,447)
 Net change in loans on insurance contracts                                             (2,445)             2,156
                                                                              ------------------ -------------------

      Net cash from investing activities                                               (67,778)           (93,441)
                                                                              ------------------ -------------------

 FINANCING AND MISCELLANEOUS ACTIVITIES
 Change in deposit-type funds without life contingencies                                60,223             33,827
 Other miscellaneous, net                                                                2,067              4,663
                                                                              ------------------ -------------------

      Net cash from financing and miscellaneous activities                              62,290             38,490
                                                                              ------------------ -------------------

 NET DECREASE IN CASH AND CASH
   EQUIVALENTS AND SHORT-TERM INVESTMENTS                                               (6,732)           (16,821)

 CASH AND CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS - BEGINNING OF YEAR               47,081             63,902
                                                                              ------------------ -------------------

 CASH AND CASH EQUIVALENTS AND SHORT- TERM INVESTMENTS - END OF YEAR           $        40,349    $        47,081
                                                                              ================== ===================

Non-cash transaction:
  Deferred gain on sale of short term investment (Note 4)                      $             -    $           600
  Deferred gain on sale of other invested assets                               $         2,067    $             -
  Proceeds on real estate partnerships dissolved and converted                 $         5,793    $             -
  Acquisition cost on partnerships converted to direct real estate             $         5,796    $             -

The accompanying notes are an integral part of these statutory financial statements.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)

1.  Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations
Ameritas Life Insurance Corp. (the Company), a stock life insurance company domiciled in the state of Nebraska, is a wholly owned subsidiary of Ameritas Holding Company (AHC), which is a wholly owned subsidiary of Ameritas Acacia Mutual Holding Company (AAMHC).

AAMHC is a mutual insurance holding company. Owners of designated policies issued by the Company have a membership interest in AAMHC, while contractual rights remain with the Company.

The Company owns 100% of First Ameritas Life Insurance Corp. of New York (FALIC). The Company is also an 85.77% owner of AMAL Corporation (AMAL), which owns 100% of Ameritas Variable Life Insurance Company (AVLIC) and The Advisors Group, Inc. (TAG), a former broker dealer that de-registered effective January 4, 2005. AMAL also owns 66.41% of Ameritas Investment Corp. (AIC), a broker dealer. Prior to September 26, 2005, the Company was a 52.41% owner of AMAL which wholly owned AVLIC, TAG and AIC. In addition to the subsidiaries noted above, the Company conducts other diversified financial service related operations through the following wholly owned subsidiaries: Pathmark Administrators Inc. (Pathmark), a third party administrator; Veritas Corp., (dissolved into its parent, the Company, as of December 30, 2005) a marketing organization for low-load insurance products; and Ameritas Investment Advisors, Inc. (AIA), an advisor providing investment management services.

In addition to the Company, AHC is also a 100% owner of Acacia Life Insurance Company (Acacia Life), an insurance company domiciled in the District of Columbia. Acacia Life is a 100% owner of Acacia Financial Corporation (AFCO), which is a holding company comprised of several financial service companies. Principal subsidiaries of AFCO include: Calvert Group Ltd. (Calvert), a provider of investment advisory, management and administrative services to The Calvert Group of mutual funds; Acacia Federal Savings Bank (AFSB), a federally chartered savings bank; and Acacia Realty Corporation, owner of real estate properties.

The Company's insurance operations consist of life and health insurance, annuity, group pension, and retirement contracts. The Company and its subsidiaries operate in all 50 states and the District of Columbia.

Basis of Presentation
The Company's statutory financial statements are presented on the basis of accounting practices prescribed or permitted by the Insurance Department of the State of Nebraska.

Accounting practices and procedures of the National Association of Insurance Commissioners ("NAIC") as prescribed or permitted by the Insurance Department of the State of Nebraska comprise a comprehensive basis of accounting ("NAIC SAP") other than accounting principles generally accepted in the United States of America ("GAAP"). The more significant differences are as follows:

     (a) Investments in bonds are generally carried at amortized cost, while under GAAP, they are carried at either amortized cost or fair value based on their classification according to the Company's ability and intent to hold or trade the securities;

     (b) Investments in common stocks are valued as prescribed by the Securities Valuation Office ("SVO") of the NAIC, while under GAAP, common stocks are reported at fair value;

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)

1. Nature of Operations and Summary of Significant Accounting Policies, (continued)

Basis of Presentation, (continued)
     (c) Subsidiaries are included as common stock carried under the equity method, with the equity in net income of subsidiaries credited directly to the Company's unassigned surplus for NAIC SAP, while GAAP requires either consolidation or the equity interest in net income of subsidiaries to be credited to the income statement;

     (d) Investments in limited partnerships, limited liability companies and joint venture investments are accounted for on the GAAP equity method, while under GAAP, such investments are accounted for at cost or the equity method depending upon ownership percentage and control;

     (e) Acquisition costs, such as commissions and other costs related to acquiring new business, are expensed as incurred, while under GAAP, they are deferred and amortized to income as premiums are earned or in relation to estimated gross profits;

     (f) NAIC SAP requires an amount be recorded for deferred taxes, however, there are limitations as to the amount of deferred tax assets that may be reported as "admitted assets"; and a federal income tax provision is required on a current basis for the statutory statements of operations;

     (g) Statutory policy reserves are based on mortality and interest assumptions prescribed or permitted by state statutes, without consideration of withdrawals. Statutory policy reserves generally differ from policy reserves under GAAP, which are based on the Company's estimates of mortality, interest and withdrawals;

     (h) Asset valuation reserves ("AVR") and interest maintenance reserves ("IMR") are established only in the statutory financial statements;

     (i) Assets are reported under NAIC SAP at "admitted-asset" value and "non-admitted" assets are excluded through a charge against unassigned surplus, while under GAAP, "non-admitted assets" are reinstated to the balance sheet, net of any valuation allowance;

     (j) Premium receipts and benefits on universal life-type contracts are recorded as income and expense for statutory purposes. Under GAAP, revenues on universal life-type contracts are comprised of contract charges and fees which are recognized when assessed against the policyowner account balance. Additionally, premium receipts on universal life-type contracts are considered deposits and are recorded as interest-bearing liabilities while benefits are recognized as expenses in excess of the policyowner account balance;

     (k) Reinsurance recoverables on unpaid losses are reported as a reduction of policy reserves, while under GAAP, they are reported as an asset; and

     (l) Comprehensive income and its components are not presented in the statutory financial statements.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)


1. Nature of Operations and Summary of Significant Accounting Policies, (continued)

Use of Estimates
The preparation of financial statements in accordance with statutory accounting practices requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ significantly from those estimates. Material estimates susceptible to significant change include reserves and income taxes.

Cash Equivalents
The Company considers all highly liquid securities purchased with an original maturity of three months or less to be cash equivalents.

Investments
Investments are reported according to valuation procedures prescribed by the NAIC. Bonds not backed by other loans are generally stated at amortized cost using the interest method, except for those with an NAIC designation of 6, which are stated at the lower of amortized cost or fair value.

Mortgage and asset backed securities are stated at either amortized cost or the lower of amortized cost or fair value. Premiums and discounts on mortgage and asset backed bonds and structured securities are amortized using the retrospective method based on anticipated prepayments at the date of purchase. Prepayment assumptions are obtained from broker dealer survey values or internal estimates. Changes in estimated cash flows from the original purchase assumptions are accounted for using the retrospective method.

Preferred stocks are stated at cost as the NAIC designation is RP3 and P3 or above.

Common stocks are carried at NAIC fair value, except for investments in stocks of uncombined subsidiaries and affiliates, which are carried on the equity basis. The change in the stated value is recorded as a change in net unrealized gains on investments, a component of unassigned surplus.

The Company carries subsidiaries as follows: FALIC at audited statutory equity, Pathmark at audited GAAP equity, AMAL at audited GAAP equity with statutory adjustments, and AIA as non-admitted unaudited GAAP equity.

Mortgage loans are stated at aggregate carrying value less accrued interest. The Company records a reserve for losses on mortgage loans as part of the asset valuation reserve.

Investments in real estate are stated at the lower of depreciated cost or fair value less encumbrances. The intent to sell a property exists when management has committed to a plan to dispose of the property by sale to an outside party.

Short-term investments include all investments whose maturities, at the time of acquisition, are one year or less and are stated at amortized cost, which approximates fair value.

Loans on insurance contracts are carried at the unpaid principal balances. If the unpaid balance of the loan exceeds the policy reserves, the excess is considered a non-admitted asset.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)


1. Nature of Operations and Summary of Significant Accounting Policies, (continued)

Investments, (continued)
Investments in real estate partnerships, limited liability companies and joint ventures are carried based on the underlying GAAP equity of the investee with unrealized gains and losses reflected in unassigned surplus. Other than temporary impairments of $276 and $2,131 were recorded as realized losses during 2005 and 2004, respectively.

Other investments consist primarily of bridge loans carried at unpaid balances in 2005 and 2004.

Derivative instruments are stated at fair value. The Company has issued covered call options outstanding with a fair value of $24 and $21 at December 31, 2005 and 2004, respectively. The purpose of these options is for income generation and not as a hedging activity.

Investment income consists primarily of interest and dividends. Interest is recognized on an accrual basis and dividends are recorded as earned at the ex-dividend date. Interest income on mortgage-backed and asset-backed securities is determined on the effective yield method based on estimated principal repayments. Accrual of income is suspended for bonds and mortgage loans that are in default or when the receipt of interest payments is in doubt. Realized capital gains and losses are determined on a specific identification basis and recorded in operations.

Accrued interest more than 180 days past due deemed collectible on mortgage loans in default is non-admitted. All other investment income due and accrued with amounts over 90 days past due is non-admitted. The total amount of investment income due and accrued excluded from unassigned surplus at December 31, 2004 was $8. No amount was excluded at December 31, 2005.

Property
Property and equipment are carried at cost less accumulated depreciation. The Company provides for depreciation of property and equipment using straight-line and accelerated methods over the estimated useful lives of the assets. Buildings are generally depreciated over forty years. Furniture and fixtures are generally depreciated over three to ten years. Depreciation expense was $3,648 and $3,208 for the years ended December 31, 2005 and 2004, respectively.

Maintenance and repairs are charged to expense as incurred.

EDP Equipment and Software
Electronic data processing ("EDP") equipment and operating and nonoperating software are carried at cost less accumulated depreciation. Depreciation expense is computed using the straight-line method over the lesser of the estimated useful life of the related asset or three years for EDP equipment and operating system software. Depreciation expense for nonoperating system software is computed using the straight-line method over the lesser of its estimated useful life or five years.

Costs incurred for the development of internal use software are capitalized and amortized using the straight-line method over the lesser of the useful lives of the assets or three years.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)


1. Nature of Operations and Summary of Significant Accounting Policies, (continued)

Non-Admitted Assets
Certain assets, primarily a portion of deferred tax assets, receivable related to prepaid pension assets, furniture and equipment, and nonoperating system software are designated as non-admitted under statutory reporting requirements. These assets are excluded from the statutory statements of admitted assets, liabilities and surplus by adjustments to unassigned surplus. Total non-admitted assets were $35,541 and $29,600 as of December 31, 2005 and 2004, respectively. The adjustment to unassigned surplus for non-admitted assets reflects non-investment type assets.

Premiums and Related Commissions
Life premiums are recognized as income over the premium paying period of the related policies. Annuity considerations are recognized as income when received. Health premiums are earned ratably over the terms of the related insurance and reinsurance contracts or policies. Consideration received on deposit-type funds, which do not contain any life contingencies, is recorded directly to the related liability.

Expenses incurred in connection with acquiring new insurance business, including acquisition costs such as sales commissions, are charged to operations as incurred.

Policy Reserves and Deposit-type Funds
Life policy reserves provide amounts adequate to discharge estimated future obligations in excess of estimated future premiums on policies in force. Reserves for traditional and flexible premium insurance are computed principally by using the Commissioners' Reserve Valuation Method ("CRVM") or the Net Level Premium Method with assumed interest rates and mortality as prescribed by regulatory authorities. Reserves for annuities and deposit administration contracts are calculated using the Commissioners' Annuity Reserve Valuation Method ("CARVM") with appropriate statutory interest and mortality assumptions. Policy reserves include the estimated future obligations for the fixed account options selected by variable life and annuity policyowners; obligations related to variable account options are in the separate accounts. Tabular interest, tabular less actual reserves released and tabular cost for all life contracts are determined based upon statutory regulations. Other policy reserves are established and maintained on the basis of published mortality tables using assumed interest rates and valuation methods as prescribed by the Insurance Department of the State of Nebraska.

Reserves for deposit-type funds are equal to deposits received and interest credited to the benefit of policyowners, less withdrawals that represent a return to the policyowner. For the determination of tabular interest to deposit-type funds, the valuation interest rate, which varies by issue year, is multiplied by the average funds in force during the year subject to such valuation interest rate.

Reserves for Unpaid Claims
The reserves for unpaid group dental and vision claims are estimated using historic claim lags, and then adjusted upward or downward based on the current level of pended/unprocessed claims relative to the historic level of pended/unprocessed claims during the time period used in generating the claim lag factors. The reserves for unpaid claims for group dental and vision insurance includes claims in course of settlement and incurred but not reported claims. Claim adjustment expenses corresponding to the unpaid claims are accounted for by adding an additional load to the reserve for unpaid claims. To the extent the ultimate liability differs from the amounts recorded, such differences are reflected in operations when additional information becomes known.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)


1. Nature of Operations and Summary of Significant Accounting Policies, (continued)

Reserves for Unpaid Claims, (continued)
Reserves for unpaid life claims include claims reported and unpaid and claims not yet reported, which is estimated based upon historical experience. As such amounts are necessarily estimates, the ultimate liability will differ from the amount recorded and will be reflected in operations when additional information becomes known.

Dividends to Policyowners
A portion of the Company's business has been issued on a participating basis. The amount of insurance in force on individual life participating policies was $5,240,193 or 41.6% and $5,267,041 or 41.7% of the total individual life policies in force as of December 31, 2005 and 2004, respectively. The Company distributed dividends in the amount of $10,533 and $10,784 to policyowners and did not allocate any additional income to such policyowners for the years ended December 31, 2005 and 2004, respectively.

Asset Valuation and Interest Maintenance Reserves
The asset valuation reserve is a required appropriation of unassigned surplus to provide for possible losses that may occur on certain investments of the Company. The reserve is computed based on holdings of all investments and realized and unrealized gains and losses, other than those resulting from interest rate changes. Changes in the reserve are charged or credited to unassigned surplus.

The IMR is calculated based on the prescribed methods developed by the NAIC. Realized gains and losses, net of tax, resulting from interest rate changes on fixed income investments are deferred and credited to this reserve. These gains and losses are then amortized into investment income over what would have been the remaining years to maturity of the underlying investment. Amortization included in net investment income was $72 and $(20) for 2005 and 2004, respectively.

Income Taxes
The Company files a life/non-life consolidated tax return with AAMHC and AAMHC includible affiliates and is party to a federal income tax allocation agreement. The Company's income tax allocation is based upon a written agreement which generally specifies separate income tax return calculations with current credit for net operating losses and/or credits which are used to reduce the portion of the consolidated income tax liability.

The Company is subject to tax-related audits in the normal course of operations. The Company records a contingency for these tax-related matters when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company reviews its loss contingencies on an ongoing basis to ensure that the Company has appropriate reserves recorded on the balance sheet. These reserves are based on judgment made by management with respect to the likely outcome of these matters. The Company's judgment could change based on new information, Internal Revenue Service examinations and changes in laws or regulations.

Federal income tax returns for all companies, with the exception of AMAL and its subsidiaries, have been examined by the Internal Revenue Service (IRS) through 1998. AMAL and its subsidiaries have been examined by the IRS through 1995.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)

1. Nature of Operations and Summary of Significant Accounting Policies, (continued)

Separate Accounts
The Company issues variable annuities, variable life contracts, and experience-rated group annuities, the assets and liabilities of which are legally segregated and recorded in the accompanying statutory statements of admitted assets, liabilities and surplus as assets and liabilities of the separate accounts. Absent any contract provision wherein the Company guarantees either a minimum return or account value upon death or annuitization, the net investment experience of the separate account is credited directly to the policyowner and can be positive or negative. Mortality, policy administration and surrender charges to all separate accounts are included in miscellaneous income in the statutory statements of operations.

The assets of separate accounts relating to variable annuity and variable life contracts are carried at fair value and consist primarily of mutual funds held for the benefit of policyowners. Deposits received from, and benefits paid, to separate account policyowners which were invested in the fixed account are recorded as an increase in, or a direct charge to, policy reserves. Investment income and realized and unrealized capital gains and losses related to the assets which support the variable annuity and variable life contracts are not reflected in the Company's statutory statements of operations.

Certain other separate accounts relate to experience-rated group annuity contracts that fund defined contribution pension plans. These contracts provide guaranteed interest returns for one-year only, where the guaranteed interest rate is re-established each year based on the investment experience of the separate account. In no event can the interest rate be less than zero. There are guarantees of principal and interest for the purposes of plan participant transactions (e.g., participant-directed withdrawals and fund transfers done at account value). The assets and liabilities of these separate accounts are carried at account value.

Fair Values of Financial Instruments
The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

         Bonds and Preferred Stocks - The fair values for bonds and preferred stocks are based on quoted market prices, where available. For bonds and preferred stocks not actively traded, fair values are estimated using values obtained from independent pricing services and based on expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments. The fair values of mortgage and asset backed securities are estimated using values obtained from independent pricing services and based on expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments.

         Common Stocks - For publicly traded securities, fair value is determined using prices published by the NAIC Securities Valuation Office. Stocks in affiliates are carried on the equity method and, therefore, are not included as part of the fair value disclosure.

         Mortgage Loans - The fair values for mortgage loans are estimated using discounted cash flow calculations which are based on interest rates currently being offered for similar loans to borrowers with similar credit ratings, credit quality, and maturity of the investments. Loans that exceed 100% loan-to-value are valued at the estimated fair value of the underlying collateral.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)


1. Nature of Operations and Summary of Significant Accounting Policies, (continued)

Fair Values of Financial Instruments, (continued)
         Cash and Cash Equivalents, Short-term Investments, Other Investments, and Accrued Investment Income - The carrying amounts for these instruments approximate their fair values due to the short maturity of these investments, except when an instrument becomes other than temporarily impaired and a new cost basis has been recognized. The fair value for these instruments becomes their new cost basis.

         Loans on Insurance Contracts - The fair values for loans on insurance contracts are estimated using discounted cash flow analysis at interest rates currently offered for similar loans. Loans on insurance contracts with similar characteristics are aggregated for purposes of the calculations.

         Deposit-Type Funds - Deposit-type funds with a fixed maturity are valued at discounted present value using market interest rates. Deposit-type funds which do not have fixed maturities are carried at the amount payable on demand at the reporting date.

         Separate Account Assets and Liabilities - The fair values of separate account assets are based upon quoted market prices. Separate account liabilities are carried at the fair value of the underlying assets.

Vulnerability due to Certain Concentrations
The Company operates in a business environment which is subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, interest rate risk, market risk, credit risk and legal and regulatory changes. Federal legislation has allowed banks and other financial organizations to have greater participation in securities and insurance businesses. This legislation may present an increased level of competition for sales of the Company's products. Furthermore, the market for deferred annuities and interest-sensitive life insurance is enhanced by the tax incentives available under current law. Any legislative changes that lessen these incentives are likely to negatively impact the demand for these products. The demand for life insurance products that are used to address a customer's estate planning needs may be impacted to the extent any legislative changes occur to the current estate tax laws.

Reclassifications
Certain items on the prior year financial statements have been reclassified to conform to current year presentation. Such reclassifications were not material, either individually or in the aggregate.

Accounting Pronouncements
INVESTMENTS IN SUBSIDIARY, CONTROLLED, AND AFFILIATED ENTITIES, STATEMENT OF STATUTORY ACCOUNTING PRINCIPLE NO. 88
Effective January 1, 2005, the Company adopted SSAP No. 88, "Investments in Subsidiary, Controlled, and Affiliated Entities, A Replacement of SSAP No. 46". SSAP No. 88 addresses the valuation of subsidiary, controlled, and affiliated entities. As a result, the cumulative effect of the change in accounting principle from implementing SSAP No. 88 was a reduction in unassigned surplus of $831. Prior period has not been restated as it is not permitted by SSAP No. 88.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)


1. Nature of Operations and Summary of Significant Accounting Policies, (continued)

Accounting Pronouncements, (continued)
ACCOUNTING FOR LOW INCOME HOUSING TAX CREDIT PROPERTY INVESTMENTS, STATEMENT OF STATUTORY ACCOUNTING PRINCIPLE NO. 93
Effective January 1, 2006, the Company adopted SSAP No. 93, "Accounting for Low Income Housing Tax Credit Property Investments". This statement establishes the valuation method for recording investments in low income housing tax credit properties. The adoption of SSAP No. 93 does not have a material impact on the financial statements.

2.  Investments

Bonds
The table below provides additional information relating to bonds held at December 31, 2005:

                                                                         Gross           Gross
                                                 Book/ Adjusted        Unrealized     Unrealized
                                                 Carrying Value          Gains           Losses         Fair Value
-------------------------------------------------------------------------------------------------------------------
Bonds:
U.S. Governments                             $          177,184  $        5,067  $        1,609 $          180,642
All Other Governments                                     3,027             100               -              3,127
Special Revenue & Special Assessment
  Obligations and all Non-Guaranteed
  Obligations of Agencies and Authorities
  of Governments and Their Political
  Subdivisions                                          180,159             735           2,646            178,248
Public Utilities (Unaffiliated)                          86,212           2,822             545             88,489
Industrial & Miscellaneous (Unaffiliated)               720,718          25,880           6,619            739,979
--------------------------------------------------------------------------------------------------------------------
Total Bonds                                  $        1,167,300  $       34,604  $       11,419 $        1,190,485
====================================================================================================================

The table below provides additional information relating to bonds held at December 31, 2004:

                                                                         Gross           Gross
                                                 Book/ Adjusted        Unrealized     Unrealized
                                                 Carrying Value          Gains           Losses         Fair Value
-------------------------------------------------------------------------------------------------------------------
Bonds:
U.S. Governments                             $          186,756  $        9,111  $          513 $          195,354
All Other Governments                                     3,737             268               -              4,005
Special Revenue & Special Assessment
  Obligations and all Non-Guaranteed
  Obligations of Agencies and Authorities
  of Governments and Their Political
  Subdivisions                                          175,685           3,348             348            178,685
Public Utilities (Unaffiliated)                          79,186           5,187              43             84,330
Industrial & Miscellaneous (Unaffiliated)               748,745          47,626           2,451            793,920
--------------------------------------------------------------------------------------------------------------------
Total Bonds                                  $        1,194,109  $       65,540  $        3,355 $        1,256,294
====================================================================================================================

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)


2.  Investments, (continued)

Bonds and Stocks
An aging of unrealized losses on the Company's investments in bonds, preferred stocks - unaffiliated and common stocks - unaffiliated were as follows:

                                                                    December 31, 2005
                                       -----------------------------------------------------------------------------
                                         Less than 12 months        12 months or more               Total
                                       ------------------------- ------------------------- -------------------------
                                        Fair Value  Unrealized    Fair Value  Unrealized    Fair Value  Unrealized
                                                      Losses                    Losses                    Losses
--------------------------------------------------------------------------------------------------------------------
Bonds:
U.S. Government                         $    75,594 $       915   $    18,190 $       694   $    93,784 $     1,609
Special Revenue & Special Assessment
  Obligations and all Non-Guaranteed
  Obligations of Agencies and
  Authorities of Governments and Their
  Political Subdivisions                    109,600       1,751        21,969         895       131,569       2,646
Public Utilities (Unaffiliated)              22,653         545             -           -        22,653         545
Industrial & Miscellaneous
  (Unaffiliated)                            196,893       4,122        54,847       2,497       251,740       6,619
--------------------------------------------------------------------------------------------------------------------
Total Bonds                                 404,740       7,333        95,006       4,086       499,746      11,419
--------------------------------------------------------------------------------------------------------------------
Preferred and Common stocks
  (Unaffiliated)                             37,202       1,687         2,163         188        39,365       1,875
--------------------------------------------------------------------------------------------------------------------
Total                                   $   441,942 $     9,020   $    97,169 $     4,274   $   539,111 $    13,294
--------------------------------------------------------------------------------------------------------------------

                                                                    December 31, 2004
                                       -----------------------------------------------------------------------------
                                         Less than 12 months        12 months or more               Total
                                       ------------------------- ------------------------- -------------------------
                                        Fair Value  Unrealized    Fair Value  Unrealized    Fair Value  Unrealized
                                                      Losses                    Losses                    Losses
--------------------------------------------------------------------------------------------------------------------
Bonds:
U.S. Government                         $    38,678 $       445   $     1,763 $        68   $    40,441 $       513
Special Revenue & Special Assessment
  Obligations and all Non-Guaranteed
  Obligations of Agencies and
  Authorities of Governments and Their
  Political Subdivisions                     38,681         255         4,907          93        43,588         348
Public Utilities (Unaffiliated)               6,957          43             -           -         6,957          43
Industrial & Miscellaneous
  (Unaffiliated)                             76,237       1,043        34,921       1,408       111,158       2,451
--------------------------------------------------------------------------------------------------------------------
Total Bonds                                 160,553       1,786        41,591       1,569       202,144       3,355
--------------------------------------------------------------------------------------------------------------------
Preferred and Common stocks
  (Unaffiliated)                              5,455         411           563          52         6,018         463
--------------------------------------------------------------------------------------------------------------------
Total                                   $   166,008 $     2,197   $    42,154 $     1,621   $   208,162 $     3,818
--------------------------------------------------------------------------------------------------------------------

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)


2.  Investments, (continued)

Bonds and Stocks, (continued)
The Company regularly reviews its investment portfolio for factors that may indicate that a decline in fair value of an investment is other than temporary. Based on an evaluation of the prospects of the issuers, including, but not limited to, the company's intentions to sell or ability to hold the investments; the length of time and magnitude of the unrealized loss; and the credit ratings of the issuers of the investments in the above bonds, the Company has concluded that the declines in the fair values of the Company's investments in bonds at December 31, 2005 or 2004 are temporary.

For substantially all preferred stocks - unaffiliated and common stocks - unaffiliated securities with an unrealized loss greater than 12 months, such unrealized loss was less than 20% of the Company's carrying value of each preferred stock or common stock security. The Company considers various factors when considering if a decline in the fair value of a preferred stock and common stock security is other than temporary, including but not limited to, the length of time and magnitude of the unrealized loss; the volatility of the investment; analyst recommendations and price targets; opinions of the Company's investment managers; market liquidity; and the Company's intentions to sell or ability to hold the investments. Based on an evaluation of these factors, the Company has concluded that the declines in the fair values of the Company's investments in both unaffiliated preferred stocks and common stocks at December 31, 2005 or 2004 are temporary.

The carrying value and fair value of bonds at December 31, 2005 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                               Book/Adjusted        Fair Value
                                              Carrying Value
--------------------------------------------------------------------------------
Due in one year or less                      $        53,307    $        53,750
Due after one year through five years                235,536            244,896
Due after five years through ten years               525,803            532,518
Due after ten years                                  352,654            359,321
--------------------------------------------------------------------------------
Total Bonds                                  $     1,167,300    $     1,190,485
================================================================================

Bonds not due at a single maturity date have been included in the table above in the year of final maturity.

Sales of bond investments in 2005 and 2004 resulted in proceeds of $47,488 and $20,726, respectively, on which the Company realized gross gains of $1,539 and $1,850, respectively, and gross losses of $986 and $799, respectively.

The Company's bond and short-term investment portfolios are predominantly comprised of investment grade securities. At December 31, 2005 and 2004, bonds totaling $50,488 and $58,569, respectively, (4.3% and 4.8%, respectively, of the total bond and short-term portfolios) are considered "below investment grade". Securities are classified as "below investment grade" by utilizing rating criteria established by the NAIC. During 2005 and 2004, the Company recorded realized losses for other than temporary impairments on bonds of $405 and $1,685, respectively.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)

2.  Investments, (continued)

Mortgage Loans
The Company invests in mortgage loans collateralized principally by commercial real estate. The maximum and minimum lending rates for mortgage loans issued during 2005 are 6.4% and 5.4%, respectively. The maximum percentage of any one loan to the value of security at the time the loan was originated, exclusive of insured, guaranteed or purchase money mortgages, was 75% with the exception of two loans for which the portion exceeding 75% is admitted under investment "basket" provisions. The Company has not included taxes, assessments or other amounts advanced in mortgage loans at December 31, 2005 and 2004.

The Company's mortgage loans finance various types of commercial and multi-family residential properties throughout the United States. The geographic distributions of the mortgage loans at December 31, 2005 and 2004 are as follows:

                                                  2005              2004
--------------------------------------------------------------------------------
California                                   $        32,606  $        36,244
Texas                                                 30,860           33,812
Washington                                            20,804           22,756
Arizona                                               20,289           21,572
Minnesota                                             19,560           20,014
Oregon                                                17,920           20,415
Ohio                                                  16,960           14,422
All other states                                     158,532          150,934
--------------------------------------------------------------------------------
                                             $       317,531  $       320,169
================================================================================

At December 31, 2005 and 2004, the Company does not have any impaired mortgage loans or interest income on impaired mortgage loans. Interest income on impaired mortgage loans is generally recognized on a cash basis.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)


2.  Investments, (continued)

Fair Value of Financial Instruments
The book/adjusted carrying value and fair value of financial instruments at December 31 are as follows:

                                                               2005                             2004
                                                 -------------------------------------------------------------------
                                                  Book/Adjusted                    Book/Adjusted
                                                  Carrying Value    Fair Value     Carrying Value    Fair Value
--------------------------------------------------------------------------------------------------------------------
Financial Assets:
    Bonds                                         $    1,167,300  $    1,190,485   $    1,194,109  $    1,256,294
    Preferred stocks - unaffiliated                        5,690           5,371            5,855           5,859
    Preferred stocks - affiliated                         22,500          22,500           25,000          25,000
    Common stocks - unaffiliated                         178,043         178,043          119,504         119,504
    Mortgage loans                                       317,531         328,590          320,169         338,523
    Cash and cash equivalents                             20,579          20,579           10,827          10,827
    Short-term investments - unaffiliated                 11,170          11,170           31,013          31,013
    Short-term investments - affiliated                    8,600           8,600            5,241           5,241
    Loans on insurance contracts                          60,082          56,950           57,874          54,935
    Other investments                                        752             752            1,692           1,692
    Accrued investment income                             18,246          18,246           19,218          19,218
    Assets related to separate accounts                  886,986         886,986          749,317         749,317
Financial Liabilities:
    Deposit-type funds                            $      497,207  $      500,002   $      465,661  $      474,019
    Liabilities related to separate accounts             886,986         886,986          749,317         749,317
--------------------------------------------------------------------------------------------------------------------

3.  Income Taxes

The following are federal income taxes paid in the current and prior years that will be available for recoupment in the event of future losses:

          2005                     $    23,494
          2004                          22,276
          2003                          20,328

Federal income taxes incurred at December 31 consist of the following major components:

                                                                    2005              2004
--------------------------------------------------------------------------------------------------
Current federal income taxes
Operations                                                     $        15,505  $        15,611
Capital gains                                                            6,077            1,968
--------------------------------------------------------------------------------------------------
                                                                        21,582           17,579
Change in net deferred income taxes                                      1,437            1,841
--------------------------------------------------------------------------------------------------
    Total federal income taxes incurred                        $        23,019  $        19,420
==================================================================================================

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)


3.  Income Taxes, (continued)

The difference between the U.S. federal income tax rate and the federal income taxes incurred at December 31 is summarized as follows:

                                                                                      2005              2004
--------------------------------------------------------------------------------------------------------------------
Income before federal income taxes and realized capital losses                   $        55,377  $        65,714
Net realized capital gains before federal income taxes and
  transfers to IMR                                                                        20,195            8,829
--------------------------------------------------------------------------------------------------------------------
Total pretax income                                                                       75,572           74,543
Change in non-admitted assets                                                             (2,371)             943
Tax exempt income                                                                         (5,907)          (3,761)
Nondeductible expenses                                                                       614              745
Other                                                                                       (738)            (481)
--------------------------------------------------------------------------------------------------------------------
                                                                                          67,170           71,989
Statutory tax rate                                                                          0.35             0.35
--------------------------------------------------------------------------------------------------------------------
                                                                                          23,510           25,196
Release of federal income tax reserve                                                          -           (5,507)
Tax credits                                                                                  491             (269)
--------------------------------------------------------------------------------------------------------------------
      Total federal income taxes incurred                                        $        23,019  $        19,420
====================================================================================================================

The items that give rise to deferred tax assets and liabilities at December 31 relate to the following:

                                                                                      2005              2004
--------------------------------------------------------------------------------------------------------------------
Deferred tax assets:
Unrealized investment losses                                                     $         2,070  $         2,295
Deferred policy acquisition costs                                                          6,794            6,745
Future policy and contract benefits                                                        4,055            5,287
Policyowner dividends                                                                      3,668            3,687
Pension and postretirement benefits                                                        9,056            8,203
Non-admitted assets                                                                       10,885           10,055
Other                                                                                      1,417            2,207
--------------------------------------------------------------------------------------------------------------------
Gross deferred tax assets                                                                 37,945           38,479
--------------------------------------------------------------------------------------------------------------------
Deferred tax liabilities:

Unrealized investment gains                                                               13,992           24,326
Other                                                                                      8,341            8,137
--------------------------------------------------------------------------------------------------------------------
Gross deferred tax liabilities                                                            22,333           32,463
--------------------------------------------------------------------------------------------------------------------
Net deferred tax asset                                                                    15,612            6,016
Less:  non-admitted deferred tax assets                                                    4,441                -
--------------------------------------------------------------------------------------------------------------------
Net admitted deferred tax asset                                                  $        11,171  $         6,016
====================================================================================================================

Increase (decrease) in deferred tax assets non-admitted                          $         4,441  $        (4,493)
====================================================================================================================

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)


3.  Income Taxes, (continued)

The change in net deferred income taxes is comprised of the following:

                                                                          December 31
                                                                     2005             2004             Change
--------------------------------------------------------------------------------------------------------------------
Gross deferred tax assets                                      $        37,945   $        38,479  $          (534)
Gross deferred tax liabilities                                          22,333            32,463          (10,130)
--------------------------------------------------------------------------------------------------------------------
Net deferred tax asset                                         $        15,612   $         6,016            9,596
==================================================================================================
Tax effect of unrealized gains                                                                            (11,033)
                                                                                                 -------------------
Change in net deferred income tax                                                                 $        (1,437)
                                                                                                 ===================

                                                                          December 31
                                                                     2004             2003             Change
--------------------------------------------------------------------------------------------------------------------
Gross deferred tax assets                                      $        38,479   $        38,977  $          (498)
Gross deferred tax liabilities                                          32,463            24,356            8,107
--------------------------------------------------------------------------------------------------------------------
Net deferred tax asset                                         $         6,016   $        14,621           (8,605)
==================================================================================================
Tax effect of unrealized gains                                                                              6,764
                                                                                                 -------------------
Change in net deferred income tax                                                                 $        (1,841)
                                                                                                 ===================

The Company files income tax returns with the Internal Revenue Service and various state tax jurisdictions. From time to time, the Company is subject to routine audits by those agencies and those audits may result in proposed adjustments. The Company has considered the alternative interpretations that may be assumed by the various taxing agencies and believes its positions taken regarding its filings are valid. Based upon review of the Company's tax contingencies, the reserve held for tax related contingencies was reduced by $5,507 in 2004.

4.  Information Concerning Parent, Subsidiaries and Affiliates

As of September 26, 2005, the Company purchased 40.19447 shares of AMAL common stock from a related party. Under NAIC SAP, this transaction was considered a related party "economic transaction". The impact to the Company from this transaction is reflected as an increase of $62,392 in common stock - affiliated with the offset to a decrease in cash. Included in the book/adjusted carrying value of this common stock - affiliated was $22,300 of goodwill, which is being amortized over 10 years. Concurrently, AMAL exchanged a 33.59% interest in AIC for the remaining shares of AMAL's stock held by AmerUs. Subsequent to this transaction, all shares of AMAL common stock are held by the Company, Acacia Life and AFCO.

On January 30, 2003, the Company purchased 520,562 shares of common stock from AFSB valued on that date for $10,000. During 2005, the Company made additional contributions of $1,479 as paid in capital to AFSB.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)


4.  Information Concerning Parent, Subsidiaries and Affiliates, (continued)

On December 20, 1999, the Company purchased $25,000 of redeemable preferred stock from Acacia Life. The stock, which pays dividends in an amount per annum equal to 6.66% and 8%, in 2005 and 2004, respectively, and is non-voting, provides for redemption beginning in 2005 with final redemption on or by January 1, 2015. On June 1, 2005 the Company redeemed 100,000 shares at $2,500.

In 2003, the Company received $2,452 in bonds and related accrued interest as of November 30, 2003 in payment of a $2,500 dividend declared by Pathmark Administrators, Inc. The remaining $48 was paid in cash. The bonds were transferred at fair value with the Company recording a deferred gain of $120 to be amortized over the life of the bonds.

On December 30, 2005, Veritas Corp. was dissolved into the Company. Upon dissolution, the Company received consideration in the amount of $159 resulting in a realized capital gain of $23.

AVLIC, an affiliate, has a variable insurance trust (VIT). The Company offers, in conjunction with FALIC and AVLIC, the VIT as an investment option to policyowners through their separate accounts. The Company had separate account investments of $1,899 and $2,701 in the VIT as of December 31, 2005 and 2004, respectively. Affiliates of the Company provide investment advisory and administrative services to the VIT on a fee basis.

The Company offers mutual funds of Calvert Variable Series, Inc. (CVS), an affiliate, to policyowners through the separate accounts. Separate account investments in mutual funds offered through CVS were $73,329 and $79,007 as of December 31, 2005 and 2004, respectively.

The Company had short-term investments of $1,892 and $5,527 in mutual funds of an affiliate at December 31, 2005 and 2004, respectively.

During 2002, AMAL entered into an unsecured loan agreement to borrow up to $15,000 from its parents. The note came due August 13, 2004 and at that time, the maturity date of the promissory note was amended to be August 11, 2005. During 2005, a new promissory note was issued with a maturity date of August 10, 2006. The note carries an interest rate of LIBOR plus 0.625% (4.965% at December 31, 2005 and 2.90625% at December 31, 2004). Included in short-term investments
- affiliated is $8,600 and $5,241 that represent the amount due to the Company from AMAL Corporation at December 31, 2005 and 2004, respectively.

On December 29, 2000, the Company purchased $15,000 of unaffiliated bonds with a maturity date of October 31, 2001, from an affiliate. The bonds were purchased at par and had a fair value of $14,400 as of December 31, 2003. Another affiliate guaranteed the Company up to 4% of par plus the accrued interest should the Company receive less than par upon maturity. During 2001, the issuing company declared bankruptcy and the bonds were unpaid at maturity. The Company considered the bonds to be impaired and recorded a write-down of $2,400 in 2001. In addition, in 2001 the Company received a promissory note from the affiliate, which guaranteed the 4% of par for $600. This note at 3% interest matured and settled on October 31, 2002. The book adjusted carrying value of the bonds as of December 31, 2003 was $12,600. On April 12, 2004, the Company settled these bonds and was paid in full after the issuing company emerged from bankruptcy.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)


4.  Information Concerning Parent, Subsidiaries and Affiliates, (continued)

The Company reported the following amounts due from (to) the below listed affiliates. The terms of the intercompany agreements require that these amounts be settled within 30 days.

                                                       Receivable (Payable)
--------------------------------------------------------------------------------
Ameritas Holding Company                                $           491
AMAL Corporation                                                    (11)
Ameritas Variable Life Insurance Company                          1,560
First Ameritas Life Insurance Corp. of New York                     344
Pathmark Administrators Inc.                                        (38)
Ameritas Investment Corp.                                           920
Ameritas Investment Advisors, Inc.                                   98
Acacia Life Insurance Company                                     3,860
Acacia Federal Savings Bank                                          12
Calvert Group, LTD                                                    7
--------------------------------------------------------------------------------

The Company has entered into a guarantee agreement with AVLIC, whereby the Company guarantees the full, complete and absolute performance of all duties and obligations of this company.

The Company provides technical, financial, legal and marketing support to its affiliates under various administrative service and cost-sharing agreements. Included in miscellaneous income is $12,391 and $13,556 received under administrative service agreements for the years ended December 31, 2005 and 2004, respectively. Reimbursements of $247 and $6,700 for the years ended December 31, 2005 and 2004 related to cost-sharing agreements with affiliates have been recorded as a reduction in general insurance expenses. In addition, the Company receives investment advisory services from an affiliate. Costs related to this agreement, included as an investment expense and reducing net investment income, totaled $1,609 and $1,510 for the years ended December 31, 2005 and 2004, respectively.

The Company and its affiliates provide technical, financial, legal, marketing and investment advisory support to Acacia Life and its subsidiaries under administrative service agreements. The income from these services for the years ended December 31, 2005 and 2004 was $6,271 and $6,223, respectively.

5.  Benefit Plans

Defined Benefit Plan
The Company participates in a non-contributory defined benefit plan (the Plan or the Pension Plan) sponsored by AHC. The Plan was formerly sponsored by the Company as a non-contributory defined benefit pension plan (Ameritas Plan) covering substantially all employees of the Company and AMAL. During 2000, the Ameritas Plan was merged with the Acacia Retirement Plan (Acacia Plan), sponsored by Acacia.

Upon the merger of the Ameritas and Acacia Plans, accumulated benefits of the Plan were frozen, and AHC became the Plan sponsor. Accordingly, the Company's prepaid benefit cost was transferred to AHC, and the Company holds a pre-funded pension expense receivable, due from AHC. During 2005 and 2004, the Company paid $15,650 and $3,000, respectively to AHC which in turn contributed the money to the Plan. The balance of the prefunded pension expense receivable was $10,620 and $9,012 at December 31, 2005 and 2004, respectively, and is a non-admitted asset.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)


5.  Benefit Plans, (continued)

Defined Benefit Plan, (continued)
While their pension plans were merged, the separate benefit formulas of the Ameritas Plan and Acacia Plan still exist within the Plan and are used to determine the amount of Plan expense to allocate from AHC to the participating companies. The Company incurred pension expense of $14,041 and $3,320 in 2005 and 2004, respectively, for its participation in the Plan.

The Plan's assets include investments in a deposit administration contract with the Company and investments in two pension separate accounts of the Company, Ameritas Retirement Equity Account and Ameritas Separate Account D. The carrying value of the assets of the Plan invested in the Company and its separate accounts were approximately $90,000 and $103,000 at December 31, 2005 and 2004, respectively. A portion of the separate accounts' assets are invested in mutual funds which are advised by an affiliate of Acacia Life.

Defined Contribution Plans
The Company's employees and agents participate in defined contribution plans sponsored by AHC that cover substantially all full-time employees and agents. Company matching contributions under the defined contribution plan range from 0.5% to 3.0% of the participant's compensation in 2005 and 2004. In addition, for eligible employees who are not Pension Plan participants, the Company makes a contribution of 6.0% of the participant's compensation. Contributions by the Company to the employee and agents defined contribution plans were $3,383 and $2,736 in 2005 and 2004, respectively. A portion of the assets are invested in funds which are advised by an affiliate of Acacia.

The defined contribution plans' assets also include investments in a deposit administration contract with the Company and investments in two pension separate accounts of the Company, the Ameritas Retirement Equity Account and Ameritas Separate Account D. The carrying value of the assets of the Plan invested in the Company and its separate accounts were approximately $197,000 and $171,000 at December 31, 2005 and 2004, respectively. A portion of the separate accounts' assets are invested in mutual funds which are advised by an affiliate of Acacia Life.

Post-Retirement Benefit Plans
The Company provides certain health care benefits to retired employees who were hired prior to January 1, 2005. For associates eligible to retire at January 1, 2000, these benefits are a specified percentage of premium until age 65 and a flat dollar amount thereafter. For associates eligible for retirement after January 1, 2000, benefits will be provided until the associate becomes eligible for Medicare. Employees become eligible for these benefits upon the attainment of age 55, 15 years of service and participation in the Company's medical plan for the immediately preceding five years.

In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act) became law. The Act introduces a prescription drug benefit under Medicare (Medicare Part D) as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. The post-retirement benefit obligation and net periodic post-retirement benefit cost in the financial statements and accompanying notes do reflect the effects of the Act on the Plan.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)

5.  Benefit Plans, (continued)

Post-Retirement Benefit Plans, (continued)
In May 2004, additional guidance became available to specific companies who elected deferral and were able to determine if their plans are actuarially equivalent to recognize the impact of the Act no later than the first annual reporting period beginning after June 15, 2004. In January 2005, the Center for Medicare and Medicaid Services issued the final regulations for the Act including the determination of actuarial equivalence. The Company has determined that its plans are actuarially equivalent. The Company qualified for and elected to receive the 28% federal subsidy on allowable gross prescription drug costs of qualified retirees. The Company received no subsidy payments in 2005. The Company has determined that the effects of the subsidy are immaterial on the results of statutory operations or statutory statements of admitted assets, liabilities and surplus of the Company. The measures of benefit obligations and net periodic postretirement benefit cost do reflect effects of the Act.

The following tables provide a reconciliation of the changes in the post-retirement benefit obligations and fair value of assets for the years ended December 31, 2005 and 2004, and a statement of the funded status as of December 31 of both years:

                                                                                      2005              2004
--------------------------------------------------------------------------------------------------------------------
Reconciliation in benefit obligation
    Benefit obligation at beginning of year                                      $         6,693  $         2,714
    Service cost                                                                              57               45
    Interest cost                                                                            315              399
    Actuarial (gain) or loss                                                              (1,279)           4,006
    Special termination benefits                                                              81                -
    Benefits paid                                                                           (309)            (471)
--------------------------------------------------------------------------------------------------------------------
    Benefit obligation at end of year                                            $         5,558  $         6,693
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Reconciliation of fair value of plan assets
    Fair value of plan assets at beginning of year                               $         2,557  $         2,246
    Actual return on plan assets                                                             131              122
    Employer contributions                                                                   303              489
    Benefits paid                                                                           (237)            (300)
--------------------------------------------------------------------------------------------------------------------
    Fair value of plan assets at end of year                                     $         2,754  $         2,557
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Funded status
    Funded status at end of year                                                 $        (2,804) $        (4,136)
    Unrecognized net actuarial loss                                                        1,995            3,444
    Unrecognized prior service cost                                                           (1)              (1)
--------------------------------------------------------------------------------------------------------------------
    Accrued benefit cost                                                         $          (810) $          (693)
--------------------------------------------------------------------------------------------------------------------


                                       25

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)


5.  Benefit Plans, (continued)

Post-Retirement Benefit Plans, (continued)
Periodic post-retirement medical expense included the following components:

                                                                                      Years Ended December 31
--------------------------------------------------------------------------------------------------------------------
                                                                                      2005              2004
--------------------------------------------------------------------------------------------------------------------
Service cost                                                                     $            57  $            45
Interest cost                                                                                315              399
Expected return on plan assets                                                              (138)            (150)
Early retirement one-time cost                                                                80                -
Amortization of net loss                                                                     176              276
--------------------------------------------------------------------------------------------------------------------
Net periodic benefit cost                                                        $           490  $           570
--------------------------------------------------------------------------------------------------------------------

Plan assets are invested in 100% fixed income investments. The expected rate of return on these investments is 6%.

Estimated Future Benefit Payments
The following net benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

                                                                                           Expected Net
                                                                                         Benefit Payments
                                                                                ------------------------------------
    Fiscal Year                                                                              Ameritas
--------------------------------------------------------------------------------------------------------------------
    2006                                                                                 $          544
    2007                                                                                            578
    2008                                                                                            597
    2009                                                                                            621
    2010                                                                                            640
    2011 - 2015                                                                                   3,121

The assumptions used in the measurement of the post-retirement benefit obligations are:

                                                                                      2005              2004
--------------------------------------------------------------------------------------------------------------------
Weighted-average assumptions as of December 31
Discount rate                                                                          5.75%            6.00%
Expected long term rate of return on plan assets                                       6.00%            6.00%
Year that rate reaches the ultimate trend rate                                          2008             2008
--------------------------------------------------------------------------------------------------------------------

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)





5.  Benefit Plans, (continued)

Post-Retirement Benefit Plans, (continued)
The assumed health care trend line rate used in measuring the accumulated post-retirement benefit obligation was 7% and 8% in 2005 and 2004, respectively. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A 1% change in health care trend rates would have the following effects:

--------------------------------------------------------------------------------------------------------------------
                                                                                   1% increase      1% decrease
--------------------------------------------------------------------------------------------------------------------
Effect on total of service and interest cost components of net                        $     41         $     36
periodic post-retirement health care benefit cost

Effect on the health care component of the accumulated
post-retirement benefit obligation                                                    $    518         $    472
--------------------------------------------------------------------------------------------------------------------

Other Plans

Separate supplemental retirement agreements totaling approximately $11,000 and $10,000 included in other liabilities at December 31, 2005 and 2004, respectively, cover certain active and retired employees. These plans are unfunded.

6. Dividend Restrictions and Surplus

The Company is subject to regulation by the Insurance Department of the State of Nebraska, which restricts the advancement of funds to parent and affiliated companies as well as the amount of dividends that may be paid without prior approval. No dividends to parent or affiliated companies were paid in the current or prior year.

Unassigned surplus represents the undistributed and unappropriated amount of surplus at the statement date. The cumulative effect related to the portion of unassigned surplus represented or reduced by each of the following items as of December 31:

                                                                                      2005              2004
-------------------------------------------------------------------------------------------------------------------
Unrealized gains on investments, net of taxes                                   $        69,648  $        44,952
Nonadmitted asset values                                                                (34,102)         (28,644)
Asset valuation reserves                                                                (68,064)         (51,428)
-------------------------------------------------------------------------------------------------------------------

7.  Commitments and Contingencies

As a condition of doing business, all states and jurisdictions have adopted laws requiring membership in life and health insurance guaranty funds. Member companies are subject to assessments each year based on life, health or annuity premiums collected in the state. In some states these assessments may be applied against premium taxes. The Company estimated its cost related to past insolvencies and has provided a reserve included in other liabilities of $492 and $890 as of December 31, 2005 and 2004, respectively, and estimated recoveries from premium taxes included in data processing and other admitted assets of $402 and $648 as of December 31, 2005 and 2004, respectively.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)

7.  Commitments and Contingencies, (continued)

From time to time the Company is involved in pending and threatened litigation in the normal course of business in which claims for monetary damages are asserted. In the opinion of management, the ultimate liability, if any, arising from such pending or threatened litigation is not expected to have a material effect on the results of operations, liquidity or financial position of the Company.

Securities commitments of $33,136 and $40,865 and mortgage loan and real estate commitments of $7,963 and $17,165 were outstanding for investments to be purchased in subsequent years as of December 31, 2005 and 2004, respectively. These commitments have been made in the normal course of business and are not reflected in the accompanying financial statements. The Company's exposure to credit loss is represented by the contractual notional amount of these commitments. The Company uses the same credit policies and collateral requirements in making commitments and conditional obligations as it does for on-balance sheet instruments.

Companies operating in the insurance and financial services markets have come under the scrutiny of regulators with respect to market conduct and compliance issues. Under certain circumstances, companies have been held responsible for providing incomplete or misleading sales materials and for replacing existing policies with policies that were less advantageous to the policyowner. The Company monitors its sales materials and enforces compliance procedures to mitigate any exposure to potential litigation. The Company and its life insurance subsidiaries are members of the Insurance Marketplace Standards Association, an organization which advocates ethical market conduct.

The Company has a $15,000 unsecured line of credit available at December 31, 2005. No balance was outstanding at any time during 2005 or 2004.

8.  Gain or Loss to the Reporting Entity from Uninsured Accident and
    Health Plans

ASO Plans
The gain from operations from administrative services only (ASO) uninsured plans is as follows for the year ended December 31:

                                                                                      2005              2004
--------------------------------------------------------------------------------------------------------------------
Net reimbursement for administrative expenses (including                         $         3,602  $         4,055
  administrative fees) in excess of actual expenses
Total net other income (expense) (including interest paid to
  or received from ASO uninsured plans)                                                        -                -
--------------------------------------------------------------------------------------------------------------------
Net gain from operations                                                         $         3,602  $         4,055
--------------------------------------------------------------------------------------------------------------------
Total claim payment volume                                                       $        55,611  $        50,237
--------------------------------------------------------------------------------------------------------------------

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)


8. Gain or Loss to the Reporting Entity from Uninsured Accident and Health Plans, (continued)

ASC Plans
The gain from operations from administrative services contract (ASC) uninsured plans is as follows for the year ended December 31:

                                                                                      2005              2004
--------------------------------------------------------------------------------------------------------------------
Gross reimbursement for medical cost incurred                                    $           380  $           334
Other income or expenses (including interest paid to or
  received from plans)                                                                        24               21
Gross expenses incurred (claims and administrative)                                          399              351
--------------------------------------------------------------------------------------------------------------------
Net gain from operations                                                         $             5  $             4
====================================================================================================================

9.  Direct Premiums Written

The Company has one third party administrator, HealthPlan Services, Inc., for which direct premiums written exceed 5% of total surplus. This administrator writes group accident and health business, does not have an exclusive contract, and has been granted the authority for underwriting, premium collection, and binding authority. The total amount of direct premiums written is $36,020 and $37,883 for the years ended December 31, 2005 and 2004, respectively. The Company has no other third party administrators or any managing general agents during these periods.

10.  Other Items

Troubled Debt Restructuring
The Company has several long-term bond holdings with restructured terms. The carrying value as of December 31, 2005 and 2004, has been written down to $104 and $225, respectively, whereby the Company recorded no realized capital losses. The Company incurred no amount of commitments to lend additional funds to debtors owing receivables whose terms have been modified in troubled debt restructuring. The Company's income recognition policy for interest income on an impaired loan is the cash basis/cost recovery method.

Securities on Deposit
Securities with a book/adjusted carrying value of $6,692 and $6,602 at December 31, 2005 and 2004, respectively, were on deposit with government agencies as required by law in various jurisdictions in which the Company conducts business.

Uncollectibility of Assets
The Company had admitted assets of $1,017 and $1,121 at December 31, 2005 and 2004, respectively, in accounts receivable for uninsured plans and included with data processing and other admitted assets on the statutory statements of admitted assets, liabilities and surplus. The Company routinely assesses the collectibility of these receivables. Based upon Company experience, less than 1% of the balance may become uncollectible and the potential loss is not material to the Company's financial condition.

Participating Contracts
Effective October 1, 1998 (the Effective Date) the Company formed a closed block (the Closed Block) of policies, under an arrangement approved by the Insurance Department of the State of Nebraska, to provide for dividends on policies that were in force on the Effective Date and which were within the classes of individual policies for which the Company had a dividend scale in effect on the Effective Date.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)


10.  Other Items, (continued)

Participating Contracts, (continued)
The Closed Block was designed to give reasonable assurance to owners of affected policies that the assets will be available to support such policies including maintaining dividend scales in effect at the Effective Date, if the experience underlying such scales continues. The assets, including revenue thereon, will accrue solely to the benefit of the owners of policies included in the block until the block is no longer in effect.

11.  Reinsurance

Amounts recoverable from reinsurers are estimated based upon assumptions consistent with those used in establishing the liabilities related to the underlying reinsured contracts. Management believes the recoverables are appropriately established. The Company conducts reinsurance business with FALIC, AVLIC, and other non-affiliated companies.

Following is a summary of the transactions through reinsurance operations:

                                                                                      Years Ended December 31
                                                                                ------------------------------------
                                                                                      2005              2004
--------------------------------------------------------------------------------------------------------------------
Premiums:
  Assumed (related party $6,807 and $7,221 in 2005 and 2004)                     $        84,658  $        82,942
  Ceded                                                                                   18,151           17,582
Claims:
  Assumed (related party $2,825 and $2,315 in 2005 and 2004)                              57,222           53,902
  Ceded                                                                                    6,027           13,742
Reserves:
  Assumed (related party $2,051 and $2,168 in 2005 and 2004)                               3,419            3,425
  Ceded                                                                                   47,422           40,422
--------------------------------------------------------------------------------------------------------------------

The Company is not relieved of its primary liability in the event that a reinsurer is unable to meet the obligations ceded under a reinsurance agreement.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)


12.  Changes in Unpaid Claims and Claim Adjustment Expenses

The change in the liability for unpaid accident and health claims and claim adjustment expenses is summarized as follows:

                                                                                      2005              2004
--------------------------------------------------------------------------------------------------------------------
Balance at January 1                                                             $        28,215  $        35,039
Less reinsurance recoveries                                                               (9,835)         (11,246)
--------------------------------------------------------------------------------------------------------------------
Net balance at January 1                                                                  18,380           23,793
--------------------------------------------------------------------------------------------------------------------

Incurred related to:
    Current year                                                                         252,232          241,377
    Prior year                                                                            (4,634)          (5,115)
--------------------------------------------------------------------------------------------------------------------
        Total incurred                                                                   247,598          236,262
--------------------------------------------------------------------------------------------------------------------

Paid related to:
    Current year                                                                         231,562          222,997
    Prior year                                                                            13,746           18,678
--------------------------------------------------------------------------------------------------------------------
        Total paid                                                                       245,308          241,675
--------------------------------------------------------------------------------------------------------------------

Net balance at December 31                                                                20,670           18,380
Plus reinsurance recoveries                                                                9,929            9,835
Life and Annuity reserves                                                                  1,665            2,430
--------------------------------------------------------------------------------------------------------------------
Total reserve for unpaid claims                                                  $        32,264  $        30,645
====================================================================================================================

As a result of favorable settlement of prior years' estimated claims, the provision for claims and claim adjustment expenses decreased by $4,634 and $5,115 for the years ended December 31, 2005 and 2004, respectively.

13.  Policy Reserves

The Company waives deduction of deferred fractional premiums due upon death of the insured except on those policies issued prior to April 1, 1962, which are paid by preauthorized check. The Company returns any portion of the final premium beyond the date of death when policy provisions call for such a refund. The Company has policy series which do call for a refund of premium and which do not call for a refund. Surrender values are not provided in excess of legally computed reserves.

Additional premiums are charged for policies issued on substandard lives according to underwriting classification. For policies issued prior to March 1986, the mean reserves are based on appropriate multiples of standard rates of mortality. For policies issued March 1986 and later, the substandard mean reserve for this class of business is one-half the gross extra premium.

As of December 31, 2005 and 2004, respectively, the Company had $1,667,120 and $1,488,194 of insurance in force for which the gross premiums are less than the net premiums according to the standard valuation set by the Insurance Department of the State of Nebraska. Reserves to cover the above insurance totaled $8,693 and $9,147 at December 31, 2005 and 2004, respectively.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)


14. Analysis of Annuity Reserves and Deposit-type Funds by Withdrawal Characteristics

Withdrawal characteristics of annuity reserves and deposit-type funds at December 31 are as follows:

                                                                                               2005
                                                                                ------------------------------------
                                                                                     Amount          % of Total
--------------------------------------------------------------------------------------------------------------------
Subject to discretionary withdrawal:
  With fair value adjustment                                                     $       420,996         29.9%
  At book value less current surrender charge of 5% or more                                1,283          0.1%
  At fair value                                                                          665,600         47.3%
--------------------------------------------------------------------------------------------------------------------
Total with adjustment or at fair value                                                 1,087,879         77.3%
  At book value without adjustment  (minimal or no charge)                               249,487         17.7%
Not subject to discretionary withdrawal                                                   69,768          5.0%
--------------------------------------------------------------------------------------------------------------------
Total gross and net                                                              $     1,407,134        100.0%
====================================================================================================================

                                                                                               2004
                                                                                ------------------------------------
                                                                                     Amount          % of Total
--------------------------------------------------------------------------------------------------------------------
Subject to discretionary withdrawal:
  With fair value adjustment                                                     $       387,886         31.1%
  At book value less current surrender charge of 5% or more                                2,011           .2%
  At fair value                                                                          574,534         46.0%
--------------------------------------------------------------------------------------------------------------------
Total with adjustment or at fair value                                                   964,431         77.3%
  At book value without adjustment  (minimal or no charge)                               213,581         17.0%
Not subject to discretionary withdrawal                                                   71,104          5.7%
--------------------------------------------------------------------------------------------------------------------
Total gross and net                                                              $     1,249,116        100.0%
====================================================================================================================

The following information is obtained from the applicable Exhibit in the Company's December 31 Annual Statement and related Separate Accounts Annual
Statement, both of which are filed with the Insurance Department of the State of Nebraska, and is provided to reconcile annuity reserves and deposit-type funds to amounts reported in the statutory statements of admitted assets, liabilities and surplus as of December 31:

                                                                                      2005              2004
--------------------------------------------------------------------------------------------------------------------
Life and Accident and Health Annual Statement:
Exhibit 5, Annuities Section, Total (net)                                        $       119,071  $       122,590
Exhibit 5, Supplementary Contracts with Life Contingencies Section, Total (net)            9,337            9,317
Exhibit 7, Line 14, Column 1                                                             497,207          465,661
--------------------------------------------------------------------------------------------------------------------
                                                                                         625,615          597,568
Separate Accounts Annual Statement:
Exhibit 3, Line 0299999, Column 2                                                        115,919           77,014
Page 3, Line 2, Column 3                                                                 665,600          574,534
--------------------------------------------------------------------------------------------------------------------
Total                                                                            $     1,407,134  $     1,249,116
====================================================================================================================

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)


15.  Premium and Annuity Considerations Deferred and Uncollected

Deferred and uncollected life insurance premiums and annuity considerations as of December 31 are as follows:

                                                            2005                               2004
                                            ------------------------------------------------------------------------
                    Type                          Gross         Net of Loading        Gross        Net of Loading
--------------------------------------------------------------------------------------------------------------------
Ordinary new business                        $           345   $           195   $           328  $           149
Ordinary renewal                                       5,011             8,213             4,893            7,694
--------------------------------------------------------------------------------------------------------------------
Totals                                       $         5,356   $         8,408   $         5,221  $         7,843
====================================================================================================================

16.  Separate Accounts

Information regarding the nonguaranteed separate accounts of the Company is as follows:

                                                                                      2005              2004
--------------------------------------------------------------------------------------------------------------------

For the years ended December 31:
    Premiums, considerations or deposits                                         $       405,188  $       315,100
--------------------------------------------------------------------------------------------------------------------

At December 31:
Reserves by valuation basis
    Fair value                                                                   $       886,986  $       749,317
====================================================================================================================

Reserves by withdrawal characteristic:
Subject to discretionary withdrawal
    At fair value                                                                $       886,986  $       749,317
====================================================================================================================

--------------------------------------------------------------------------------------------------------------------
Reconciliation of net transfers to (from) separate accounts at December 31:
Transfers as reported in the statutory statement of operations of the separate accounts annual statement:
    Transfers to separate accounts                                               $        56,416  $        45,725
    Transfers from separate accounts                                                     (21,906)         (15,403)
--------------------------------------------------------------------------------------------------------------------
    Net transfers to separate accounts                                                    34,510           30,322
--------------------------------------------------------------------------------------------------------------------
Net transfers as reported in the statutory statements of operations              $        34,510  $        30,322
  of the Company (included in change in policy reserves)
====================================================================================================================


                                       33

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(in thousands)


17.  EDP Equipment and Software

Electronic data processing ("EDP") equipment and operating and nonoperating software consisted of the following at December 31:

                                                                                      2005              2004
--------------------------------------------------------------------------------------------------------------------
Electronic data processing equipment                                             $        14,430  $        14,996
Operating system software                                                                  2,432            2,414
Nonoperating system software                                                              13,077           14,628
--------------------------------------------------------------------------------------------------------------------
    Subtotal                                                                              29,939           32,038
Accumulated depreciation                                                                 (26,046)         (27,377)
--------------------------------------------------------------------------------------------------------------------
Balance, net                                                                     $         3,893  $         4,661
====================================================================================================================

EDP equipment and operating software included in data processing and other admitted assets are $2,108 and $1,517 at December 31, 2005 and 2004, respectively.

Depreciation expense related to EDP equipment and operating and nonoperating software totaled $3,413 and $4,252 for the year ended December 31, 2005 and 2004, respectively.

18. Reconciliation of Statutory Net Income and Surplus to GAAP Net Income and Equity

As described in Note 1, the Company has prepared these financial statements in conformity with statutory accounting practices prescribed or permitted by the Insurance Department of the State of Nebraska. These practices differ from accounting principles generally accepted in the United States of America (GAAP).
The following tables reconcile statutory net income to GAAP net income and statutory surplus to GAAP equity.

                                                                                      2005              2004
--------------------------------------------------------------------------------------------------------------------
Statutory net income as reported                                                 $        52,690  $        56,618
Insurance reserves                                                                         1,653            1,079
Deferred policy acquisition costs                                                           (842)          (2,407)
Deferred income taxes and other tax reclassifications                                     19,691           (5,421)
Statutory investment reserves                                                              1,228              326
Earnings of subsidiaries                                                                  14,485           15,624
Other                                                                                       (837)          (1,357)
--------------------------------------------------------------------------------------------------------------------
GAAP net income                                                                  $        88,068  $        64,462
====================================================================================================================

                                                                                      2005              2004
--------------------------------------------------------------------------------------------------------------------
Statutory surplus as reported                                                    $       757,631  $       703,776
Insurance reserves                                                                        (6,218)          (6,585)
Deferred policy acquisition costs                                                         49,890           46,786
Deferred income taxes                                                                    (26,847)         (43,094)
Valuation of investments                                                                   1,639           31,849
Statutory investment reserves                                                             70,800           52,936
Subsidiary equity                                                                         33,141           32,388
Statutory non-admitted assets                                                             35,541           29,600
Other                                                                                       (539)          (8,268)
--------------------------------------------------------------------------------------------------------------------
GAAP equity                                                                      $       915,038  $       839,388
====================================================================================================================

                                AMAL CORPORATION

                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2005 AND 2004
                         AND FOR EACH OF THE THREE YEARS
                      IN THE PERIOD ENDED DECEMBER 31, 2005
                        AND INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
AMAL Corporation
Lincoln, Nebraska

We have audited the accompanying consolidated balance sheets of AMAL Corporation and subsidiaries (the Company) as of December 31, 2005 and 2004, and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of AMAL Corporation and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Lincoln, Nebraska
February 23, 2006

                        AMAL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                                                           December 31
                                                                              --------------------------------------
                                                                                    2005                2004
                                                                              ------------------ -------------------
                                    ASSETS

Investments:

    Fixed maturity securities available for sale
      (amortized cost $410,970 - 2005 and $410,914 - 2004)                     $       406,832    $       420,055
    Equity securities available for sale
      (cost $1,022 - 2005 and $1,184 - 2004)                                             1,024              1,331
    Mortgage loans on real estate                                                       13,810             10,295
    Loans on insurance policies                                                         40,176             36,026
    Other investments                                                                      807              1,693
                                                                              ------------------ -------------------
                             Total Investments                                         462,649            469,400
                                                                              ------------------ -------------------

Cash and cash equivalents                                                               26,821             59,900
Accrued investment income                                                                5,705              5,899
Reinsurance receivable - affiliate                                                          78                135
Reinsurance recoverable                                                                    410                938
Prepaid reinsurance premiums                                                             5,859              5,456
Deferred policy acquisition costs                                                      204,123            191,966
Accounts receivable - affiliates                                                           195                869
Other assets                                                                             3,935              3,574
Separate accounts                                                                    1,942,841          1,916,448
                                                                              ------------------ -------------------
                             Total Assets                                      $     2,652,616    $     2,654,585
                                                                              ================== ===================





The accompanying notes are an integral part of these consolidated financial statements.


                                       2

                        AMAL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                                                           December 31
                                                                              --------------------------------------
                                                                                    2005                2004
                                                                              ------------------ -------------------
                     LIABILITIES AND STOCKHOLDERS' EQUITY

Policy and contract reserves                                                   $         4,175    $         4,490
Policy and contract claims                                                               1,487              1,790
Accumulated contract values                                                            460,331            503,665
Unearned policy charges                                                                  9,359              8,046
Unearned reinsurance ceded allowance                                                     3,683              4,201
Current income tax payable                                                               1,059              1,630
Deferred income tax payable                                                             15,779             16,073
Accounts payable - affiliates                                                            3,700              5,186
Notes payable to stockholders                                                           10,000             10,000
Other liabilities                                                                        7,152              9,612
Separate accounts                                                                    1,942,841          1,916,448
                                                                              ------------------ -------------------
                             Total Liabilities                                       2,459,566          2,481,141
                                                                              ------------------ -------------------

COMMITMENTS AND CONTINGENCIES

Minority interest in subsidiary                                                          3,517                  -

Common stock, par value $1 per share, authorized 10,000 shares,
  124 and 126 shares issued and outstanding, respectively                                    -                  -
Additional paid-in capital                                                              94,301             97,647
Retained earnings                                                                       95,871             74,909
Accumulated other comprehensive income (loss)                                             (639)               888
                                                                              ------------------ -------------------
                             Total Stockholders' Equity                                189,533            173,444
                                                                              ------------------ -------------------

         Total Liabilities and Stockholders' Equity                            $     2,652,616    $     2,654,585
                                                                              ================== ===================





The accompanying notes are an integral part of these consolidated financial statements.

                        AMAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands)

                                                                              Years Ended December 31
                                                                ----------------------------------------------------
                                                                     2005              2004              2003
                                                                ----------------  ----------------  ----------------
INCOME:
Insurance revenues:
    Premiums                                                     $          178    $          419    $            2
    Contract charges                                                     75,186            73,244            69,799
    Premium - reinsurance ceded                                         (15,084)          (14,826)          (15,289)
    Reinsurance ceded allowance                                           4,500             4,820             4,815
Broker dealer revenues                                                   51,990            47,650            48,335
Service fees - affiliates                                                 2,961             2,906             2,420
Investment revenues:
    Net investment income                                                25,495            23,868            23,260
    Net realized gains (losses)                                            (151)               (5)              694
Other                                                                     2,712             2,239             1,564
                                                                ----------------  ----------------  ----------------
                                                                        147,787           140,315           135,600
                                                                ----------------  ----------------  ----------------

BENEFITS AND EXPENSES:
Policy benefits:
    Death benefits                                                        4,186             5,617             5,074
    Interest credited                                                    16,391            17,419            18,894
    Change in policy and contract reserves                                 (316)              250            (3,597)
    Other                                                                   257               118               172
Subadvisory fees                                                          1,998             2,051             2,001
Sales and operating expenses                                             71,293            69,451            70,492
Amortization of deferred policy acquisition costs                        25,404            26,665            19,165
                                                                ----------------  ----------------  ----------------
                                                                        119,213           121,571           112,201
                                                                ----------------  ----------------  ----------------

Income before income taxes, minority interest in earnings of subsidiary and cumulative effect of change in accounting
    principle                                                            28,574            18,744            23,399

Income taxes - current                                                    6,913             3,645             4,742
Income taxes - deferred                                                     528              (287)            1,429
                                                                ----------------  ----------------  ----------------
      Total income tax expense                                            7,441             3,358             6,171
                                                                ----------------  ----------------  ----------------

Income before minority interest in earnings of subsidiary and
    cumulative effect of change in accounting principle                  21,133            15,386            17,228
Minority interest in earnings of subsidiary                                (171)                -                 -
                                                                ----------------  ----------------  ----------------

Income before cumulative effect of change in accounting
    principle                                                            20,962            15,386            17,228
Cumulative effect of change in accounting principle (Note 1)                  -              (606)                -
                                                                ----------------  ----------------  ----------------

Net income                                                       $       20,962    $       14,780    $       17,228
                                                                ================  ================  ================

The accompanying notes are an integral part of these consolidated financial statements.


                                       4


                        AMAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                 (in thousands)

                                                                              Years Ended December 31
                                                                ----------------------------------------------------
                                                                     2005              2004              2003
                                                                ----------------  ----------------  ----------------

Net income                                                       $       20,962    $       14,780    $       17,228
Other comprehensive income (loss), net of tax:

    Unrealized gains (losses) on securities:
      Unrealized holding gains (losses) arising
        during the period (net of deferred tax
        (benefit) expense, ($876) - 2005, ($83) - 2004,
        $270 - 2003)                                                     (1,625)             (154)              501
      Reclassification adjustment for (gains) losses
        included in net income (net of deferred tax
        benefit (expense), $53 - 2005, $2 - 2004,
        ($243) - 2003)                                                       98                 3              (451)
                                                                ----------------  ----------------  ----------------

    Other comprehensive income (loss)                                    (1,527)             (151)               50
                                                                ----------------  ----------------  ----------------

Comprehensive income                                             $       19,435    $       14,629    $       17,278
                                                                ================  ================  ================





The accompanying notes are an integral part of these consolidated financial statements.

                        AMAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                          (in thousands, except shares)

                                                                                                        Accumulated
                                                                                Additional                 Other
                                            Common Stock      Treasury Stock     Paid-in     Retained  Comprehensive
                                        Shares     Amount    Shares     Amount   Capital     Earnings  Income (Loss)      Total
                                      ---------- --------- ---------- -------- ------------ ----------- -------------  ------------

Balance, January 1, 2003                   126    $     -         -   $     -   $  97,339    $  42,901   $       989    $  141,229

Net unrealized investment activity,
   net                                       -          -         -         -           -            -            50            50
Common control transactions (Note 5)         -          -         -         -         308            -             -           308
Net income                                   -          -         -         -           -       17,228             -        17,228
                                      ---------- --------- --------- --------- ------------ ----------- -------------  ------------

Balance, December 31, 2003                 126    $     -         -   $     -   $  97,647    $  60,129   $     1,039    $  158,815

Net unrealized investment activity,
   net                                       -          -         -         -           -            -          (151)         (151)
Net income                                   -          -         -         -           -       14,780             -        14,780
                                      ---------- --------- --------- --------- ------------ ----------- -------------  ------------

Balance, December 31, 2004                 126    $     -         -   $     -   $  97,647    $  74,909   $       888    $  173,444

Treasury stock purchase                      -          -        (2)        -      (3,346)           -             -        (3,346)
Cancellation of treasury stock              (2)         -         2         -           -            -             -             -
Net unrealized investment activity,
   net                                       -          -         -         -           -            -        (1,527)       (1,527)
Net income                                   -          -         -         -           -       20,962             -        20,962
                                      ---------- --------- --------- --------- ------------ ----------- -------------  ------------

Balance, December 31, 2005                 124    $     -         -   $     -   $  94,301    $  95,871   $      (639)   $  189,533
                                      ========== ========= ========= ========= ============ =========== =============  ============


The accompanying notes are an integral part of these consolidated financial statements.

                        AMAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                 Years Ended December 31
                                                                       ---------------------------------------------
                                                                           2005            2004           2003
                                                                       -------------- --------------- --------------
OPERATING ACTIVITIES
Net Income                                                              $     20,962   $     14,780    $     17,228
Adjustments to reconcile net income to net cash
  from operating activities:
    Amortization of deferred policy acquisition costs                         25,404         26,665          19,165
    Policy acquisition costs deferred                                        (26,487)       (29,409)        (27,046)
    Interest credited to accumulated contract values                          16,391         17,419          18,894
    Amortization of discounts or premiums                                        937          1,614           1,322
    Net realized (gains) losses on investment transactions                       151              5            (694)
    Deferred income taxes                                                        528           (287)          1,429
    Cumulative effect of change in accounting principle (Note 1)                   -            606               -
    Minority interest in earnings of subsidiary                                  171              -               -
    Change in assets and liabilities:
      Accrued investment income                                                  194            186            (819)
      Reinsurance receivable-affiliate                                            57            (18)            194
      Reinsurance recoverable                                                    528            564            (699)
      Prepaid reinsurance premiums                                              (403)          (322)            907
      Accounts receivable - affiliates                                           674           (725)             98
      Other assets and other investments                                         525            689             882
      Policy and contract reserves                                              (315)           250          (3,597)
      Policy and contract claims                                                (303)          (669)          1,535
      Unearned policy charges                                                  1,313          1,292           1,327
      Unearned reinsurance ceded allowance                                      (518)          (573)           (538)
      Current income tax                                                        (571)          (935)          7,365
      Accounts payable - affiliates                                           (1,486)        (4,450)          4,560
      Other liabilities                                                       (2,460)        (2,788)          3,146
                                                                       -------------- --------------- --------------
    Net cash from operating activities                                        35,292         23,894          44,659
                                                                       -------------- --------------- --------------

INVESTING ACTIVITIES
    Purchase of investments:
      Fixed maturity securities available for sale                           (60,382)       (59,360)       (176,411)
      Equity securities available for sale                                         -              -            (760)
      Mortgage loans on real estate                                           (4,825)             -          (5,010)
    Proceeds from maturities or repayment of investments:
      Fixed maturity securities available for sale                            41,341         44,820          57,284
      Mortgage loans on real estate                                            1,310          1,636           2,317
    Proceeds from sales of investments:
      Fixed maturity securities available for sale                            17,823         13,196          31,839
      Equity securities available for sale                                       237            635               -
    Net change in loans on insurance policies                                 (4,150)        (2,175)           (251)
    Proceeds from common control transactions (Note 5)                             -              -             308
                                                                       -------------- --------------- --------------
    Net cash from investing activities                                        (8,646)        (1,248)        (90,684)
                                                                       -------------- --------------- --------------

The accompanying notes are an integral part of these consolidated financial statements.


                                       7

                        AMAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                                              Years Ended December 31
                                                                ----------------------------------------------------
                                                                     2005              2004              2003
                                                                ----------------  ----------------  ----------------

FINANCING ACTIVITIES
    Deposits credited to policyowner account balances            $      935,767    $      904,949    $    1,602,818
    Withdrawals from policyowner account balances                      (995,492)         (919,857)       (1,581,957)
                                                                ----------------  ----------------  ----------------
    Net cash from financing activities                                  (59,725)          (14,908)           20,861
                                                                ----------------  ----------------  ----------------

CHANGE IN CASH AND CASH EQUIVALENTS                                     (33,079)            7,738           (25,164)

CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD                                                    59,900            52,162            77,326
                                                                ----------------  ----------------  ----------------

CASH AND CASH EQUIVALENTS AT
  END OF PERIOD                                                  $       26,821    $       59,900    $       52,162
                                                                ================  ================  ================

Supplemental cash flow information:

Cash paid(refunded) for income taxes                             $        7,484    $        4,580    $       (2,622)





The accompanying notes are an integral part of these consolidated financial statements.

                        AMAL CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                                 (in thousands)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

AMAL Corporation is a holding company 85.77% owned by Ameritas Life Insurance Corp. (ALIC), 11.21% owned by Acacia Life Insurance Company (Acacia), and 3.02% owned by Acacia Financial Corporation (AFCO). Prior to September 26, 2005, AMAL was owned 52.41% by ALIC, 33.59% by AmerUs, 11.03% by Acacia and 2.97% by AFCO. After the close of business on December 31, 2003, Acacia National Life Insurance Company (Acacia National) merged with Acacia whereby Acacia was retained as the name of the newly merged company. Prior to the merger, Acacia National owned 7.43% of AMAL and Acacia owned 3.6% of AMAL. ALIC, Acacia and AFCO are all entities that are directly or indirectly wholly owned subsidiaries of Ameritas Holding Company (AHC).

Wholly owned subsidiaries of AMAL Corporation include Ameritas Variable Life Insurance Company (AVLIC), a stock life insurance company domiciled in the State of Nebraska which issues variable life insurance and fixed and variable annuity policies; and The Advisors Group, Inc. (TAG), a former broker dealer and registered investment advisor that de-registered effective January 4, 2005. AMAL also holds 66.41% ownership in Ameritas Investment Corp. (AIC), a registered broker dealer on a "fully disclosed basis" which also engages in underwriting municipal bonds and providing advisory services. The remaining interest of AIC is held by an outside party. Prior to September 26, 2005, AMAL wholly owned AVLIC, AIC and TAG.

PRINCIPLES OF CONSOLIDATION
The accompanying consolidated financial statements of AMAL Corporation and subsidiaries (the Company) has been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The consolidated financial statements include the accounts of AMAL Corporation and its subsidiaries, but exclude the effects of all material intercompany transactions.

USE OF ESTIMATES
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates susceptible to significant change include deferred policy acquisition costs, reserves, and income taxes.

RISKS AND UNCERTAINTIES
The Company operates in a business environment which is subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, interest rate risk, market risk, credit risk and legal and regulatory changes.

Interest rate risk is the potential for interest rates to change, which can cause fluctuations in the value of investments, the liabilities for future policy benefits and the carrying amount of deferred policy acquisition costs. Market risk is the potential for market values to change, which can cause fluctuations in certain future policy benefits and contract charges. Credit risk is the risk that issuers of investments owned by the Company may default or that other parties may not be able to pay amounts due to the Company. The Company is also subject to various state and Federal regulatory authorities. The potential exists for changes in regulatory initiatives which can result in additional, unanticipated impacts to the Company.

                        AMAL CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                                 (in thousands)



1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (continued)

The principal accounting and reporting practices followed are:

INVESTMENTS
The Company classifies its securities into categories based upon the Company's intent relative to the eventual disposition of the securities. The first category, held to maturity, is for fixed maturity securities which the Company has the positive intent and ability to hold to maturity. These securities are carried at amortized cost. The second category, available for sale, is for fixed maturity securities and equity securities that may be sold to address the liquidity and other needs of the Company. Securities classified as available for sale are carried at fair value on the balance sheet with unrealized gains and losses excluded from operations and reported as a component of accumulated other comprehensive income, net of related deferred policy acquisition costs and income tax effects. The third category, trading, is for fixed maturity securities and equity securities acquired for the purpose of selling them in the near term and are carried at fair value. The Company has classified all of its securities as available for sale. Realized investment gains and losses on sales of securities are determined on the specific identification method.

For mortgage-backed and asset-backed securities, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When estimates of prepayments change, the effective yield is recalculated to reflect actual payments to date and anticipated future payments and any resulting adjustment is included in net investment income.

Accumulated other comprehensive income (loss) is comprised of the net unrealized gains (losses) on available for sale securities.

Mortgage loans on real estate are carried at amortized cost less an allowance for estimated uncollectible amounts except impaired loans which are measured at the present value of expected future cash flows, or alternatively, the observable market price or the fair value of the collateral. The Company has not recognized any impairments on loans as of December 31, 2005, 2004 and 2003.

Loans on insurance policies are carried at the unpaid principal balances.

Other investments include marketable securities and municipal warrants held by one of the broker dealer subsidiaries. Marketable securities are carried at market value determined using an independent pricing source and municipal warrants are valued at par which represents estimated fair value. Changes in the market value of these investments are included in investment income.

The Company records write-offs or allowances for its investments based upon an evaluation of specific problem investments. The Company reviews, on a continual basis, all invested assets to identify investments where the Company may have a decline in fair value below cost.

CASH EQUIVALENTS
The Company considers all highly liquid debt securities purchased with a remaining maturity of less than three months to be cash equivalents.

                        AMAL CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                                 (in thousands)


1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (continued)

SEPARATE ACCOUNTS
The Company operates Separate Accounts on which the earnings or losses accrue exclusively to policyowners. The assets (mutual fund investments) and liabilities of each account are clearly identifiable and distinguishable from other assets and liabilities of the Company. Assets are reported at fair value.

PREMIUM REVENUE AND BENEFITS TO POLICYOWNERS
RECOGNITION OF UNIVERSAL LIFE-TYPE CONTRACTS REVENUE AND BENEFITS TO
POLICYOWNERS
Universal life-type policies are insurance contracts with terms that are not fixed and guaranteed. The terms that may be changed include one or more of the amounts assessed to the policyowner, premiums paid by the policyowner or interest accrued to policyowners' balances. Amounts received as payments for such contracts are reflected as deposits in accumulated contract values and are not reported as premium revenues.

Revenues for universal life-type policies consist of charges assessed against policy account values for deferred policy charges, mortality risk expense, the cost of insurance and policy administration. Policy benefits and claims that are charged to expense include interest credited to contracts and benefit claims incurred in the period in excess of related policy account balances.

RECOGNITION OF INVESTMENT CONTRACT REVENUE AND BENEFITS TO POLICYOWNERS Contracts that do not subject the Company to risks arising from policyowner mortality or morbidity are referred to as investment contracts. Certain deferred annuities are considered investment contracts. Amounts received as payments for such contracts are reflected as deposits in accumulated contract values and are not reported as premium revenues.

Revenues for investment products consist of investment income and policy administration charges. Contract benefits that are charged to expense include benefit claims incurred in the period in excess of related contract balances and interest credited to contract balances.

RECOGNITION OF BROKER DEALER REVENUES
Revenues generated in the broker dealer subsidiaries consist of commissions from security transactions, underwriting fees and service and advisory fees. Securities transactions with and for customers are made on a fully disclosed basis with a clearing broker dealer or registered investment company, which carries the accounts of such customers. Purchases and sales of securities and related commission revenues and expenses are recognized at the time the trade is executed. Underwriting income arises from security offerings in which the Company acts as an underwriter or agent. Underwriting fees are recognized at the time the underwriting is completed and the income is reasonably determinable. Fees for general financial services and personal investment advisory services are recognized as they are earned.

                        AMAL CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                                 (in thousands)



1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (continued)

DEFERRED POLICY ACQUISITION COSTS
Those costs of acquiring new business, which vary with and are directly related to the production of new business, have been deferred to the extent that such costs are deemed recoverable from future premiums. Such costs include commissions, certain costs of policy issuance and underwriting, and certain variable distribution expenses.

Costs deferred related to universal life-type policies and investment contracts are amortized generally over the lives of the policies, in relation to the present value of estimated gross profits from mortality, investment and expense margins. The estimated gross profits are reviewed and adjusted periodically based on actual experience and changes in assumptions.

A roll-forward of the amounts reflected in the consolidated balance sheets as deferred policy acquisition costs is as follows:

                                                                            Years Ended December 31
                                                             -------------------------------------------------------
                                                                    2005              2004              2003
--------------------------------------------------------------------------------------------------------------------
Beginning balance                                             $       191,966   $       189,453   $       180,326
Change in accounting principle (Note 1)                                     -            (2,360)                -
Acquisition costs deferred                                             26,487            29,409            27,046
Amortization of deferred policy acquisition costs                     (25,404)          (26,665)          (19,165)
Adjustment for unrealized investment loss                              11,074             2,129             1,246
--------------------------------------------------------------------------------------------------------------------
Ending balance                                                $       204,123   $       191,966   $       189,453
--------------------------------------------------------------------------------------------------------------------

To the extent that unrealized gains or losses on available for sale securities would result in an adjustment of deferred policy acquisition costs had those gains or losses actually been realized, the related unamortized deferred policy acquisition costs are recorded as an adjustment of the unrealized investment gains or losses included in accumulated other comprehensive income (loss).

POLICY AND CONTRACT RESERVES AND ACCUMULATED CONTRACT VALUES
Liabilities for future policy and contract benefits left with the Company on variable universal life and variable annuity-type contracts are based on the policy account balance, and are shown as accumulated contract values. In addition, the Company carries as policy and contract reserves a liability for additional coverages offered under policy riders.

INCOME TAXES
For the period September 27, 2005 through December 31, 2005, the Company and its wholly owned subsidiary TAG will file a consolidated life/non-life tax return with Ameritas Acacia Mutual Holding Company and AVLIC and AIC will file a separate return. For tax year 2004 and the period January 1, 2005 through September 26, 2005 the Company files a consolidated life/non-life tax return with AVLIC, AIC and TAG. An agreement among the members of each consolidated group provides for distribution of the consolidated income tax results as if filed on a separate income tax return basis.

The provision for income taxes includes amounts currently payable and deferred income taxes resulting from the cumulative differences in assets and liabilities determined on a tax return and financial statement basis at the current enacted tax rates.

                        AMAL CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                                 (in thousands)


1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (continued)

INCOME TAXES, (continued)
The Company is subject to tax-related audits in the normal course of operations. In accordance with Financial Accounting Standards Board Statement No. 5, Accounting for Contingencies (FAS 5) the Company records a contingency for these tax-related matters when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company reviews its loss contingencies on an ongoing basis to ensure that the Company has appropriate reserves recorded on the balance sheet. These reserves are based on judgment made by management with respect to the likely outcome of these matters. The Company's judgment could change based on new information, Internal Revenue Service examinations and changes in laws or regulations.

RELATED PARTY TRANSACTIONS
The Company engages in various transactions with related parties. Transactions with related parties are not necessarily indicative of revenues and expenses which would have occurred had the parties not been related.

ACCOUNTING PRONOUNCEMENTS
STATEMENT OF POSITION 03-1, ACCOUNTING AND REPORTING BY INSURANCE ENTERPRISES FOR CERTAIN NONTRADITIONAL LONG-DURATION CONTRACTS AND FOR SEPARATE ACCOUNTS (SOP 03-1)
On January 1, 2004, the Company adopted SOP 03-1. SOP 03-1 addresses a number of topics; one of which is the accounting for contracts with guaranteed minimum death benefits (GMDB). As a result, the cumulative effect of the change in accounting principle from implementing SOP 03-1 was a loss of $606, after-tax ($932 pre-tax). It was comprised of a reduction of $1,428 (pre-tax) to policy and contract reserves and a decrease of $2,360 (pre-tax) to deferred policy acquisition costs. Prior periods have not been restated as it is not permitted by SOP 03-1.

SOP 03-1 requires consideration of a range of potential results to estimate the cost of variable annuity death benefits and income benefits, which generally necessitates the use of stochastic modeling techniques. To maintain consistency with the assumptions used in the establishment of reserves for variable annuity guarantees, the Company utilized the results of this stochastic modeling to estimate expected gross profits, which form the basis for determining the amortization of deferred policy acquisition costs. This new modeling approach resulted in a lower estimate of expected gross profits, and therefore resulted in a write-down of deferred policy acquisition costs.

ACCOUNTING BY INSURANCE ENTERPRISES FOR DEFERRED ACQUISITION COSTS IN CONNECTION WITH MODIFICATIONS OR EXCHANGES OF INSURANCE CONTRACTS STATEMENT OF POSITION 05-1, (SOP 05-1)
In October 2005, the American Institute of Certified Public Accountants issued SOP 05-1. SOP 05-1 provides accounting guidance for deferred policy acquisition costs on internal replacements of insurance and investment contracts other than those specifically described in Statement of Financial Accounting Standards
(SFAS) No. 97, Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments. SOP 05-1 defines an internal replacement as a modification in product benefits, features, rights or coverages that occurs by the exchange of a contract for a new contract, or by amendment, endorsement or rider to a contract, or by the election of a feature or coverage within a contract. Internal replacement contracts are those that are

                        AMAL CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                                 (in thousands)


1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (continued)

ACCOUNTING PRONOUNCEMENTS, (continued)
ACCOUNTING BY INSURANCE ENTERPRISES FOR DEFERRED ACQUISITION COSTS IN CONNECTION WITH MODIFICATIONS OR EXCHANGES OF INSURANCE CONTRACTS STATEMENT OF POSITION 05-1, (SOP 05-1), (continued)
substantially changed from the replaced contract and are accounted for as an extinguishment of the replaced contract. Nonintegrated contract features are accounted for as separately issued contracts. Modifications resulting from the election of a feature or coverage within a contract or from an integrated contract feature generally do not result in an internal replacement contract subject to SOP 05-1 provided certain conditions are met. The provisions of SOP 05-1 are effective for internal replacements occurring in fiscal years beginning after December 15, 2006. The Company's accounting policy for internal replacements is generally consistent with the accounting guidance prescribed in SOP 05-1; therefore, the SOP is not expected to have a material impact on the results of operations or balance sheets of the Company.

2.  LIABILITIES FOR CONTRACT GUARANTEES
The Company offers various guaranteed death benefits to variable annuity policyowners including a return of no less than (1) the account value at death;
(2) the sum of all premium payments less prior withdrawals; (3) the sum of all premium payments less prior withdrawals plus a minimum return minus a partial withdrawal adjustment; or (4) the highest account value on a specified anniversary date plus any premium payments since the anniversary minus any withdrawals following the anniversary and, in most cases, minus a partial withdrawal adjustment. The Company currently reinsures a significant portion of these death benefit guarantees associated with its in-force block of business.

                        AMAL CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                                 (in thousands)


2.  LIABILITIES FOR CONTRACT GUARANTEES, (continued)

The table below presents information regarding the Company's variable annuity contracts with guarantees. The Company's variable annuity contracts may offer more than one type of guarantee in each contract; therefore, the amounts listed are not mutually exclusive. For guarantees of amounts in the event of death, the net amount at risk is defined as the current guaranteed minimum death benefit in excess of the current account value at the balance sheet date.

                                                                                      Years Ended December 31
                                                                                ------------------------------------
                                                                                      2005              2004
 -------------------------------------------------------------------------------------------------------------------
 Return of Net Deposits
     Account value                                                               $     1,607,284  $     1,654,530
     Net amount at risk                                                          $        44,345  $        68,106
     Average attained age of policyowners                                                     61               61

 Return of Net Deposits Plus a Minimum Return
     Account value                                                               $        40,384  $        31,297
     Net amount at risk                                                          $           421  $           404
     Average attained age of policyowners                                                     59               59

 Highest Specified Anniversary Account Value Minus
   Withdrawals Post Anniversary
     Account value                                                               $     1,035,273  $     1,170,955
     Net amount at risk                                                          $         2,409  $         4,704
     Average attained age of policyowners                                                     62               61
 -------------------------------------------------------------------------------------------------------------------

The following table summarizes the liabilities for minimum guaranteed death benefits on variable annuity contracts included in policy and contract reserves:

                                                                                      Years Ended December 31
                                                                                ------------------------------------
                                                                                      2005              2004
 -------------------------------------------------------------------------------------------------------------------
 Beginning balance                                                               $         1,022  $         1,139
     Less reinsurance recoverable                                                             34              (53)
 -------------------------------------------------------------------------------------------------------------------
 Net beginning balance                                                                       988            1,086
 Incurred guarantee benefits                                                               1,324            1,495
 Paid guarantee benefits                                                                  (1,456)          (1,593)
 -------------------------------------------------------------------------------------------------------------------
 Net ending balance                                                                          856              988
     Plus reinsurance recoverable                                                             44               34
 -------------------------------------------------------------------------------------------------------------------
 Ending balance                                                                  $           900  $         1,022
 -------------------------------------------------------------------------------------------------------------------

The liability for variable annuity death benefit guarantees is established equal to a benefit ratio multiplied by the cumulative contract charges earned, plus accrued interest less contract benefit payments. The benefit ratio is calculated as the estimated present value of all expected contract benefits divided by the present value of all expected contract charges. For guarantees in the event of death, benefits represent the current guaranteed minimum death payments in excess of the current account balance.

                        AMAL CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                                 (in thousands)



2.  LIABILITIES FOR CONTRACT GUARANTEES, (continued)

Projected benefits and contract charges used in determining the liability are based on models that involve a range of scenarios and assumptions, including those regarding expected market rates of return and volatility. The assumptions used are consistent with those used in determining estimated gross profits for purposes of amortizing deferred policy acquisition costs. The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to benefit expense, if actual experience or other evidence suggests that earlier assumptions should be revised.

Assumptions used in determining the GMDB liability included:

o Data used was 50 representative separate account scenarios selected from the American Academy of Actuaries' RBC C3 Phase II scenarios.

o    Mortality was assumed to be 65% of the 75-80 Basic Ultimate Only table.

o Lapse rates varied by contract type and duration and range from 5.5% to 45%.

Variable universal life-type contracts are sold with secondary guarantees that guarantee that the policy will not lapse, even if the account value is reduced to zero, as long as the policyowner makes scheduled premium payments. If benefits arise from these secondary guarantees, they do so in the very late durations of a contract's lifetime. The value of such benefits are estimated and the liability for such benefits is prefunded by level net premiums over the life of the contracts. At December 31, 2005 and 2004, the Company's reserve for these guarantees was $384 and $750, respectively.

The Company has no deferred sales inducements at this time.

3.  INVESTMENTS

Investment income summarized by type of investment was as follows:

                                                                               Year Ended December 31
                                                                  --------------------------------------------------
                                                                        2005            2004            2003
 -------------------------------------------------------------------------------------------------------------------
 Fixed maturity securities available for sale                      $       21,425  $       20,744  $       20,118
 Equity securities available for sale                                          79              98              59
 Mortgage loans on real estate                                                692             718             665
 Loans on insurance policies                                                2,217           2,081           1,960
 Cash equivalents                                                           1,908             872           1,079
 Other investments                                                           (180)              -               -
 -------------------------------------------------------------------------------------------------------------------
      Gross investment income                                              26,141          24,513          23,881
 Investment expenses                                                          646             645             621
 -------------------------------------------------------------------------------------------------------------------
      Net investment income                                        $       25,495  $       23,868  $       23,260
 -------------------------------------------------------------------------------------------------------------------



                                       16

                        AMAL CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                                 (in thousands)


3.  INVESTMENTS, (continued)

Net pretax realized investment gains (losses) were as follows:

                                                                                Years Ended December 31
                                                                    ------------------------------------------------
                                                                         2005            2004            2003
 -------------------------------------------------------------------------------------------------------------------
 Net gains (losses) on disposals, including calls, of investments
    Net gains (losses) on disposals of fixed maturity securities
     available for sale                                              $        (226)  $         (46) $         701
    Net gains on disposal of equity securities available for sale               75              37              -
 -------------------------------------------------------------------------------------------------------------------
                                                                              (151)             (9)           701
    Provision for losses on mortgage loans on real estate                        -               4             (7)
 -------------------------------------------------------------------------------------------------------------------
 Net pretax realized investment gains (losses)                       $        (151)  $          (5) $         694
 -------------------------------------------------------------------------------------------------------------------

The Company recorded no other than temporary impairments for 2005 and 2003. The Company recorded other than temporary impairments on fixed maturity securities available for sale of $56 in 2004.

Proceeds from sales of securities and gross gains and losses realized on those sales were as follows:

                                                                           Year Ended December 31, 2005
                                                                ----------------------------------------------------
                                                                     Proceeds           Gains           Losses
 -------------------------------------------------------------------------------------------------------------------
 Fixed maturity securities available for sale                     $      17,823      $        328    $       554
 Equity securities available for sale                                       237                75              -
 -------------------------------------------------------------------------------------------------------------------
      Total                                                       $      18,060      $        403    $       554
 -------------------------------------------------------------------------------------------------------------------

                                                                           Year Ended December 31, 2004
                                                                ----------------------------------------------------
                                                                     Proceeds           Gains           Losses
 -------------------------------------------------------------------------------------------------------------------
 Fixed maturity securities available for sale                     $      13,196      $        581    $       571
 Equity securities available for sale                                       635                37              -
 -------------------------------------------------------------------------------------------------------------------
      Total                                                       $      13,831      $        618    $       571
 -------------------------------------------------------------------------------------------------------------------

                                                                           Year Ended December 31, 2003
                                                                ----------------------------------------------------
                                                                     Proceeds           Gains           Losses
  -------------------------------------------------------------------------------------------------------------------
 Fixed maturity securities available for sale                     $      31,839      $      1,984    $     1,283
 -------------------------------------------------------------------------------------------------------------------

                        AMAL CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                                 (in thousands)



3.  INVESTMENTS, (continued)

The amortized cost and fair value of investments in securities by type of investment were as follows:

                                                                              December 31, 2005
                                                          ----------------------------------------------------------
                                                              Cost/
                                                            Amortized         Gross Unrealized          Fair
                                                              Cost         Gains         Losses         Value
--------------------------------------------------------------------------------------------------------------------
Corporate                                                  $    298,585  $      2,483  $      4,960  $    296,108
Mortgage-backed and asset-backed                                 75,415           205         1,471        74,149
U.S. Treasury securities and obligations of
  U.S. government agencies                                       36,970           128           523        36,575
--------------------------------------------------------------------------------------------------------------------
    Total fixed maturity securities available for sale          410,970         2,816         6,954       406,832
--------------------------------------------------------------------------------------------------------------------
Equity securities available for sale                              1,022             2             -         1,024
--------------------------------------------------------------------------------------------------------------------
    Total securities available for sale                    $    411,992  $      2,818  $      6,954  $    407,856
--------------------------------------------------------------------------------------------------------------------

                                                                              December 31, 2004
                                                          ----------------------------------------------------------
                                                              Cost/
                                                            Amortized         Gross Unrealized          Fair
                                                              Cost         Gains         Losses         Value
--------------------------------------------------------------------------------------------------------------------
Corporate                                                  $    291,336  $      9,167  $      1,267  $    299,236
Mortgage-backed and asset-backed                                 69,440           998           168        70,270
U.S. Treasury securities and obligations of
  U.S. government agencies                                       50,138           495            84        50,549
--------------------------------------------------------------------------------------------------------------------
    Total fixed maturity securities available for sale          410,914        10,660         1,519       420,055
--------------------------------------------------------------------------------------------------------------------
Equity securities available for sale                              1,184           147             -         1,331
--------------------------------------------------------------------------------------------------------------------
    Total securities available for sale                    $    412,098  $     10,807  $      1,519  $    421,386
--------------------------------------------------------------------------------------------------------------------

At December 31, 2005 and 2004, the Company had fixed maturity securities available for sale with a carrying amount of $3,776 and $3,918, respectively, on deposit with various state insurance departments.

An aging of unrealized losses on the Company's investments in fixed maturity securities available for sale as follows:

                                                                     December 31, 2005
                                        ----------------------------------------------------------------------------
                                          Less than 12 months        12 months or more              Total
                                        ------------------------- ------------------------ -------------------------
                                             Fair        Unrealized     Fair     Unrealized      Fair      Unrealized
                                             Value         Losses       Value      Losses        Value       Losses
--------------------------------------------------------------------------------------------------------------------
Corporate                                $   155,519 $     3,378   $    38,773 $    1,582   $   194,292 $     4,960
Mortgage-backed and asset-backed              46,626         845        17,034        626        63,660       1,471
U.S. Treasury securities and
  obligations of U.S. government
  agencies                                    28,698         505           992         18        29,690         523
--------------------------------------------------------------------------------------------------------------------
    Total                                $   230,843 $     4,728   $    56,799 $    2,226   $   287,642 $     6,954
--------------------------------------------------------------------------------------------------------------------


                                       18

                        AMAL CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                                 (in thousands)


3.  INVESTMENTS, (continued)

                                                                     December 31, 2004
                                        ----------------------------------------------------------------------------
                                          Less than 12 months       12 months or more               Total
                                        ------------------------ ------------------------- -------------------------
                                             Fair        Unrealized     Fair     Unrealized      Fair      Unrealized
                                             Value         Losses       Value      Losses        Value       Losses
--------------------------------------------------------------------------------------------------------------------
Corporate                                $    54,922 $      675   $    13,523 $       592   $    68,445 $     1,267
Mortgage-backed and asset-backed              27,122        164           529           4        27,651         168
U.S. Treasury securities and                                 84
  obligations of U.S. government
  agencies                                    10,169                        -           -        10,169          84
--------------------------------------------------------------------------------------------------------------------
    Total                                $    92,213 $      923   $    14,052 $       596   $   106,265 $     1,519
--------------------------------------------------------------------------------------------------------------------

For all fixed maturity securities available for sale with an unrealized loss greater than 12 months, such unrealized loss was less than 10% of the Company's carrying value of each fixed maturity security. The Company regularly reviews its investment portfolio for factors that may indicate that a decline in fair value of an investment is other than temporary. Based on an evaluation of the prospects of the issuers, including, but not limited to, the Company's intentions to sell or ability to hold the investments; the length of time and magnitude of the unrealized loss; and the credit ratings of the issuers of the investments in the above fixed maturity securities available for sale, the Company has concluded that the declines in the fair values of the Company's investments in fixed maturity securities available for sale at December 31, 2005 are temporary.

The amortized cost and fair value of fixed maturity securities available for sale by contractual maturity at December 31, 2005 are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                    Amortized           Fair
                                                                                      Cost             Value
--------------------------------------------------------------------------------------------------------------------
Due in one year or less                                                          $       33,071   $       33,067
Due after one year through five years                                                   157,499          155,972
Due after five years through ten years                                                  137,849          136,129
Due after ten years                                                                       7,136            7,515
Mortgage-backed and asset-backed securities                                              75,415           74,149
--------------------------------------------------------------------------------------------------------------------
    Total                                                                        $      410,970   $      406,832
--------------------------------------------------------------------------------------------------------------------

                        AMAL CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                                 (in thousands)


4.  INCOME TAXES

The items that give rise to deferred tax assets and liabilities relate to the following:

                                                                                           December 31
                                                                               -------------------------------------
                                                                                      2005              2004
--------------------------------------------------------------------------------------------------------------------
Deferred policy acquisition costs                                               $        60,872   $        56,609
Prepaid expenses                                                                          2,202             1,910
Equity in subsidiary                                                                         71                 -
Net unrealized investment gains                                                               -             3,285
Other                                                                                        11                24
--------------------------------------------------------------------------------------------------------------------
Gross deferred tax liability                                                             63,156            61,828
--------------------------------------------------------------------------------------------------------------------
Future policy and contract benefits                                                      40,812            41,066
Deferred future revenues                                                                  4,565             3,952
Net unrealized investment losses                                                          1,340                 -
Deferred compensation                                                                       326               389
Capital loss carryforward                                                                   148               283
Other                                                                                       186                65
--------------------------------------------------------------------------------------------------------------------
Gross deferred tax asset                                                                 47,377            45,755
--------------------------------------------------------------------------------------------------------------------
        Net deferred tax liability                                              $        15,779   $        16,073
--------------------------------------------------------------------------------------------------------------------

AVLIC has a $424 capital loss carryforward, as of December 31, 2005 that may be applied against future capital gains. AVLIC's capital loss carryforward will expire in 2009.

The difference between the U.S. federal income tax rate and the tax provision rate is summarized as follows:

                                                                           Years Ended December 31
                                                              ------------------------------------------------------
                                                                     2005             2004              2003
--------------------------------------------------------------------------------------------------------------------
Federal statutory tax rate                                            35.0     %        35.0    %        35.0     %
Dividends received deduction                                          (7.8)             (8.8)            (6.1)
Equity in subsidiary                                                   0.2               -                -
Common control transactions                                           (1.6)             (2.4)            (1.9)
Addition (release) of federal income tax reserves                      0.4              (4.5)             -
State income taxes                                                     0.4               0.3              0.7
Other                                                                 (0.6)             (1.7)            (1.3)
--------------------------------------------------------------------------------------------------------------------
    Effective tax rate                                                26.0     %        17.9    %        26.4     %
--------------------------------------------------------------------------------------------------------------------

On April 1, 2002, the Company entered into transactions between entities under common control. As a result of the common control transactions, AVLIC recorded tax deductible goodwill. For the years ended December 31, 2005, 2004 and 2003, the Company realized a current income tax benefit of $444 in each year attributable to goodwill amortization.

                        AMAL CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                                 (in thousands)


4.  INCOME TAXES, (continued)

The Company files income tax returns with the Internal Revenue Service and various state tax jurisdictions. From time to time, the Company is subject to routine audits by those agencies and those audits may result in proposed adjustments. The Company has considered the alternative interpretations that may be assumed by the various taxing agencies and believes its positions taken regarding its filings are valid. Based upon review of the Company's tax contingencies, the reserve held for tax related contingencies was increased by $115 and reduced by $844 in 2005 and 2004, respectively.

5.  RELATED PARTY TRANSACTIONS

As of December 31, 2005 and 2004, the Company had investments classified as cash equivalents of $343 and $3,350, respectively, in various money market mutual funds to which Calvert Asset Management Company, Inc., a subsidiary of AFCO, is the advisor.

Acacia leases premises and equipment on behalf of the Company and certain affiliates. The Company was allocated approximately $230, $245 and $209 for the years ended December 31, 2005, 2004 and 2003, respectively, for its share of the lease costs.

During 2004, the Company entered into an agreement with Acacia that assigned all of the rights, duties, obligations and liabilities of a software application agreement to the Company. The Company reimbursed Acacia $171 for the costs incurred by Acacia under the terms of the software application agreement.

AmerUs, through assumption reinsurance, has assumed approximately 99% of the Company's equity indexed annuity business as of December 31, 2005 and 2004, reducing the reinsurance receivable-affiliate to $78 and $135 as of December 31, 2005 and 2004, respectively. As a condition to assumption reinsurance, certain states have required the Company remain contingently liable in the event the assuming reinsurer is unable to fulfill its obligations. The Company was contingently liable for $3,053 and $5,832 of additional reserves as of December 31, 2005 and 2004, respectively.

The Company has entered into reinsurance agreements (yearly renewable term) with affiliates. Under these agreements, these affiliates assume life insurance risk in excess of the Company's retention limit. These reinsurance contracts do not relieve the Company of its obligations to its policyowners. The Company recorded $6,990, $7,282 and $7,242 of reinsurance premiums, net of ceded allowances, to affiliates for the years ended December 31, 2005, 2004 and 2003, respectively. The Company has recorded reinsurance recoveries from affiliates of $3,667, $3,477 and $5,304 for the years ended December 31, 2005, 2004 and 2003, respectively, reflected in the statement of operations as a reduction of death benefits. Reinsurance recoverable of $354 and $731 and prepaid reinsurance premiums of $3,777 and $3,896 as of December 31, 2005 and 2004, respectively, relate to these agreements and are included in the balance sheet amounts of the same titles.

The Company, through its wholly owned broker dealer, is the underwriter and distributor of variable life insurance and variable annuity policies issued by FALIC and ALIC for which the Company collects a fee and commissions.

                        AMAL CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                                 (in thousands)


5.  RELATED PARTY TRANSACTIONS, (continued)

The Company has a variable insurance trust (VIT). AVLIC, ALIC and an affiliate, First Ameritas Life Insurance Corp. of New York (FALIC), offer the VIT as an investment option to policyowners through their Separate Accounts. The Company had separate account investments of $599,621 and $570,747 in the VIT as of December 31, 2005 and 2004, respectively. ALIC had separate account investments of $1,899 and $2,701 in the VIT as of December 31, 2005 and 2004, respectively. FALIC had separate account investments of $235 and $272 in the VIT as of December 31, 2005 and 2004, respectively. Affiliates of the Company provide investment advisory and administrative services to the VIT on a fee basis.

The Company offers Calvert Variable Series, Inc. (CVS) mutual funds, an affiliate, to policyowners through the Separate Accounts. Separate Account investments in mutual funds offered through CVS were $86,337 and $85,121 as of December 31, 2005 and 2004, respectively.

During 2002, AMAL Corporation entered into an unsecured loan agreement to borrow up to $15,000 from its parents. The note came due August 13, 2004 and at that time, the maturity date of the promissory note was amended to be August 11, 2005. At that time, a new promissory note was issued to one of its parents, ALIC, for $10,000 with a maturity date of August 10, 2006. The note carries an interest rate of LIBOR plus 0.625% (4.965% at December 31, 2005 and 2.90625% at December 31, 2004). The notes payable to stockholders of $10,000 at December 31, 2005 and 2004, represents the amount due to the Company's parents under this loan. Other liabilities include $64 and $38 of accrued interest on this note at December 31, 2005 and 2004, respectively.

As of September 26, 2005 ALIC purchased 40.19447 shares of the Company's common stock from AmerUs whereby increasing ALIC's ownership to over 85% of the Company. Upon the sale of shares, AmerUs was released from its obligation under the guarantee agreement for AVLIC's full, complete and absolute performance. Concurrently, the Company exchanged 70,499 shares of AIC common stock to AmerUs for its 2.00225 shares of the Company's common stock whereby AmerUs became a 33.59% owner of AIC.

The Company has entered into a guarantee agreement with ALIC and AmerUs (through September 26, 2005) whereby they guarantee the full, complete and absolute performance of all duties and obligations of AVLIC.

During 2004, under terms of an assumptive reinsurance agreement entered into between AVLIC and Acacia National, separate account assets and liabilities totaling $210 were transferred from Acacia and the former Acacia National, as applicable, to AVLIC. The assumption reinsurance agreement was completed as of November 1, 2004.

Effective June 1, 2002, AFCO transferred ownership in TAG to the Company in exchange for 3.73135 newly issued shares of the Company's common stock valued by the Company at $5,000. This transaction is considered a transaction between entities under common control and as such assets and liabilities were transferred at carrying value and no gain or loss was realized. The transaction also qualified as a tax free reorganization under the internal revenue code. As a result of this transaction, the net assets transferred to the Company resulted in an increase in paid in capital of the Company. In June 2003, $308 was paid to the Company by AFCO under the indemnification provisions of the common control agreement.

                        AMAL CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                                 (in thousands)



6.  BENEFIT PLANS

The Company participates in a non-contributory defined benefit pension plan sponsored by AHC, in which AMAL Corporation and its subsidiaries have a separate benefit formula. Pension plan costs include current service costs, which are accrued and funded on a current basis, and past service costs, which are amortized over the average remaining service life of all employees on the adoption date. The assets and liabilities of this plan are not segregated. Total Company contributions for the years ended December 31, 2005, 2004 and 2003 were $15, $17 and $13, respectively.

Substantially all employees and agents of the Company participate in a defined contribution plan sponsored by AHC. The Company's contributions to this plan range from 0.5% to 3% of the participant's compensation. In addition, for eligible employees who do not participate in the pension plan, the Company makes a contribution of 6.0% of the participant's compensation. Total Company contributions for the years ended December 31, 2005, 2004 and 2003 were $498, $642 and $618, respectively.

The Company is also included in the post-retirement benefit plan providing group medical coverage to retired employees of AMAL Corporation and its subsidiaries. For associates eligible to retire on or before January 1, 2000, these benefits are a specified percentage of premium until age 65 and a flat dollar amount thereafter. For associates eligible for retirement after January 1, 2000, benefits will be provided up to the date when the associate becomes eligible for Medicare. Employees become eligible for these benefits upon the attainment of age 55, 15 years of service and participation in the plan for the immediately preceding 5 years. Benefit costs include the expected cost of post retirement benefits for newly eligible employees, interest cost, and gains and losses arising from differences between actuarial assumptions and actual experience. The assets and liabilities of this plan are not segregated. Total Company contributions for the years ended December 31, 2005, 2004 and 2003 were $8, $77 and $69, respectively.

Expenses for the defined benefit plan and post-retirement group medical plan are allocated to the Company based on the number of employees in the Company.

7.  REGULATORY MATTERS

The ability of the Company to pay cash dividends to its stockholders may be dependent upon cash dividends from its subsidiaries. AVLIC is required to maintain a certain level of surplus to be in compliance with state laws and regulations and is limited by insurance regulations in the amount of dividends it can pay to its stockholder. Surplus is monitored by state regulators to ensure compliance with risk based capital requirements. AVLIC's statutory surplus was $125,913 and $110,885 at December 31, 2005 and 2004, respectively.

AIC is subject to minimum net capital requirements under SEC regulations.

8.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The following disclosures are made regarding fair value information about certain financial instruments for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates, in many cases, may not be realized in immediate settlement of the instrument. All nonfinancial instruments are excluded from disclosure requirements.

                        AMAL CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                                 (in thousands)



8.  FAIR VALUE OF FINANCIAL INSTRUMENTS, (continued)

Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The fair value estimates presented herein are based on pertinent information available to management as of December 31, 2005 and 2004. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date; therefore, current estimates of fair value may differ significantly from the amounts presented herein.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for each class of financial instrument for which it is practicable to estimate a value:

         Fixed maturity securities available for sale - For publicly traded securities, fair value is determined using an independent pricing source. For securities without a readily ascertainable fair value, the value has been determined using an interest rate spread matrix based upon quality, weighted average maturity and U.S. Treasury yields.

         Equity securities available for sale - Fair value is determined using prices from an independent pricing source.

         Mortgage loans on real estate - Mortgage loans in good standing are valued on the basis of discounted cash flow. The interest rate that is assumed is based upon the weighted average term of the mortgage and appropriate spread over U.S. Treasuries. There were no mortgage loans in default at December 31, 2005 and 2004.

         Loans on insurance policies - Fair value for loans on insurance policies are estimated using a discounted cash flow analysis at interest rates currently offered for similar loans with similar remaining terms. Loans on insurance policies with similar characteristics are aggregated for purposes of the calculations.

         Other investments, cash and cash equivalents, accrued investment income, reinsurance receivable-affiliate and reinsurance recoverable - The carrying amounts approximate fair value due to the short maturity of these instruments.

         Accumulated contract values - Funds on deposit which do not have fixed maturities are carried at the amount payable on demand at the reporting date, which approximates fair value.

         Notes payable to stockholders - As the notes payable to stockholders are variable rate notes that reprice frequently, fair value is based on carrying amount.

         Separate account assets and liabilities - The fair value of separate account assets are based upon quoted market prices. Separate account liabilities are carried at the fair value of the underlying assets.

                        AMAL CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                                 (in thousands)



8.  FAIR VALUE OF FINANCIAL INSTRUMENTS, (continued)

Estimated fair values and related carrying amounts are as follows:

                                                                               December 31
                                                      --------------------------------------------------------------
                                                                   2005                          2004
--------------------------------------------------------------------------------------------------------------------
                                                         Carrying         Fair          Carrying         Fair
                                                          Amount          Value          Amount          Value
--------------------------------------------------------------------------------------------------------------------
Financial assets:
    Fixed maturity securities available for sale       $      406,832 $      406,832 $      420,055  $      420,055
    Equity securities available for sale                        1,024          1,024          1,331           1,331
    Mortgage loans on real estate                              13,810         13,980         10,295          10,676
    Loans on insurance policies                                40,176         31,976         36,026          30,160
    Other investments                                             807            807          1,693           1,693
    Cash and cash equivalents                                  26,821         26,821         59,900          59,900
    Accrued investment income                                   5,705          5,705          5,899           5,899
    Reinsurance receivable - affiliate                             78             78            135             135
    Reinsurance recoverable                                       410            410            938             938
    Assets related to separate accounts                     1,942,841      1,942,841      1,916,448       1,916,448
Financial liabilities:
    Accumulated contract values excluding amounts
      held under insurance contracts                   $      389,121 $      389,121 $      438,687  $      438,687
    Notes payable to stockholders                              10,000         10,000         10,000          10,000
    Liabilities related to separate accounts                1,942,841      1,942,841      1,916,448       1,916,448

9.  SEPARATE ACCOUNTS

The Company is currently marketing variable life and variable annuity products which have separate accounts as an investment option. Separate Account V (Account V) was formed to receive and invest premium receipts from variable life insurance policies issued by the Company. Separate Account VA-2 (Account VA-2) was formed to receive and invest premium receipts from variable annuity policies issued by the Company. The Company did not make any investments into the Separate Accounts during 2005, 2004 or 2003.

On October 31, 2002 the Company established Ameritas Variable Separate Account VL (Account VL) and Ameritas Variable Separate Account VA (Account VA) under Nebraska law. Account VL was established to support the variable life contracts assumed under the assumptive reinsurance agreement with Acacia National and Account VA was established to support the variable annuity contracts assumed under this agreement. During 2004, under terms of an assumptive reinsurance agreement with Acacia National, $115 was transferred from the general account to Account VL and $95 was transferred from the general account to Account VA.

                        AMAL CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                                 (in thousands)


9.  SEPARATE ACCOUNTS, (continued)

All separate accounts are registered under the Investment Company Act of 1940, as amended, as unit investment trusts. Assets of the separate accounts are invested in mutual funds and are carried at fair value and are only used to support variable products of the Company.

Amounts in the separate accounts include policyowner investments in mutual fund options offered through affiliates. Separate account assets and liabilities are segregated from the other assets and liabilities of the Company.

Amounts in the Separate Accounts are as follows:

                                                                                          December 31
                                                                             ---------------------------------------
                                                                                    2005               2004
--------------------------------------------------------------------------------------------------------------------
Separate Account V                                                             $      455,147     $      421,461
Separate Account VA-2                                                               1,337,810          1,334,176
Separate Account VL                                                                    94,931             91,556
Separate Account VA                                                                    54,953             69,255
--------------------------------------------------------------------------------------------------------------------
                                                                               $    1,942,841     $    1,916,448
--------------------------------------------------------------------------------------------------------------------

10.  COMMITMENTS AND CONTINGENCIES

The Company's exposure to credit loss is represented by the contractual notional amount of mortgage loan commitments. The Company uses the same credit policies and collateral requirements in making commitments and conditional obligations as it does for on-balance sheet instruments. There were no mortgage loan commitments outstanding as of December 31, 2005 and 2004.

In the normal course of business, the Company enters into underwriting commitments. Transactions relating to such underwriting commitments existing at December 31, 2005 and 2004 were subsequently settled and had no material effect on the consolidated balance sheets as of that date.

From time to time, the Company and its subsidiaries are subject to various legal matters in the normal course of business. Management does not believe that the Company is party to any such pending litigation which would have a material adverse effect on its consolidated balance sheet.

During 2005, AIC discovered a compliance issue with certain rules regarding the payment of vested commissions on variable products of its affiliates. AIC has modified its procedures to be in compliance with current rules and has initiated discussion of the matter with the NASD. The NASD has not yet responded to AIC. AIC is unable to predict the NASD's response to this matter.

11.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Company through its broker dealer is engaged in various trading and brokerage activities serving a diverse group of corporate, institutional and individual investors. A significant portion of the Company's transactions are on a principal basis, which are subject to the risk of counterparty nonperformance. The Company's exposure to credit risk associated with the contractual obligations pursuant to securities transactions can be directly impacted by volatile trading markets which may impair the counterparties'

                        AMAL CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                                 (in thousands)


11.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK, (continued)

ability to satisfy their obligations to the Company. The Company's liability under these arrangements is not quantifiable. However, the potential for the Company to be required to make payments under these arrangements is remote. Accordingly, no contingent liability is carried on the consolidated balance sheets for these transactions.

The Company through its broker dealer has provided guarantees to its clearing brokers. Under the agreements, the Company has agreed to indemnify the clearing brokers for customers introduced by the Company that are unable to satisfy the terms of their contracts. The Company's liability under these arrangements is not quantifiable. However, management believes the potential for the Company to be required to make payments under these agreements is remote. Accordingly, no amounts are recorded on the consolidated balance sheets for these contingent liabilities.

The Company believes it has effective procedures for evaluating and limiting the credit and market risks to which it is subject.